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                                                                     EXHIBIT 2.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                              BROADCOM CORPORATION,

                                VISIONTECH, LTD.


                                       AND


                       THE OTHER PARTIES SIGNATORY HERETO




                                   DATED AS OF

                                NOVEMBER 23, 2000

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ARTICLE 1 PURCHASE AND SALE.......................................................................................2

         1.1      Purchase and Sale of Shares; Purchase and Sale of Assets; Assumption of Liabilities.............2

         1.2      Broadcom Assignment.............................................................................3

         1.3      Assumption of Liabilities.......................................................................3

         1.4      Closing.........................................................................................3

         1.5      Delivery of Broadcom Common Stock to the Trust and Escrow at Closing............................3

         1.6      All Transactions Simultaneous...................................................................4

         1.7      Maximum Number of Shares of Broadcom Common Stock to be Issued..................................4

                  (a)      Company Options........................................................................4

         1.8      Reservation of Shares...........................................................................5

         1.9      Adjustments to Exchange Ratio...................................................................5

         1.10     Exemption From Registration; California Permit..................................................5

         1.11     Taking of Necessary Action; Further Action......................................................6

         1.12     Shares Subject to Repurchase....................................................................6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................6

         2.1      Organization and Qualification..................................................................6

         2.2      Authority Relative to this Agreement............................................................6

         2.3      Capital Structure...............................................................................7

         2.4      No Subsidiaries.................................................................................8

         2.5      Directors and Officers..........................................................................8

         2.6      No Conflicts....................................................................................8

         2.7      Books and Records; Organizational Documents.....................................................9

         2.8      Company Financial Statements....................................................................9
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         2.9      Absence of Changes.............................................................................10

         2.10     No Undisclosed Liabilities.....................................................................14

         2.11     Taxes..........................................................................................14

         2.12     Legal Proceedings..............................................................................15

         2.13     Compliance with Laws and Orders................................................................16

         2.14     Plans..........................................................................................16

         2.15     Real Property..................................................................................17

         2.16     Tangible Personal Property.....................................................................18

         2.17     Intellectual Property..........................................................................18

         2.18     Contracts......................................................................................22

         2.19     Insurance......................................................................................23

         2.20     Affiliate Transactions.........................................................................23

         2.21     Employees; Labor Relations.....................................................................24

         2.22     Environmental Matters..........................................................................25

         2.23     Substantial Customers and Suppliers............................................................26

         2.24     Accounts Receivable............................................................................27

         2.25     Inventory......................................................................................27

         2.26     Other Negotiations; Brokers; Third Party Expenses..............................................27

         2.27     Banks and Brokerage Accounts...................................................................28

         2.28     Warranty Obligations...........................................................................28

         2.29     Foreign Corrupt Practices Act..................................................................28

         2.30     Financial Projections/Operating Plan...........................................................28

         2.31     Approvals......................................................................................29

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         2.32     Compliance.....................................................................................29

         2.33     Permit Application.............................................................................30

         2.34     No Solicitation................................................................................30

         2.35     Disclosure.....................................................................................30

         2.36     Governmental Support...........................................................................31

         2.37     Encryption Technology..........................................................................31

         2.38     Hart-Scott-Rodino Compliance...................................................................31

         2.39     Grants.........................................................................................31

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.............................................31

         3.1      Authority......................................................................................31

         3.2      Title; Absence of Liens and Encumbrances.......................................................32

         3.3      Brokers' and Finders' Fees.....................................................................32

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BROADCOM.............................................................32

         4.1      Organization and Qualification.................................................................32

         4.2      Authority Relative to this Agreement...........................................................33

         4.3      Issuance of Broadcom Common Stock..............................................................33

         4.4      SEC Documents; Broadcom Financial Statements...................................................33

         4.5      No Conflicts...................................................................................34

         4.6      Information to be Supplied by Broadcom.........................................................34

         4.7      Investment Advisors............................................................................35

         4.8      Experience; Receipt of Information.............................................................35
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ARTICLE 5 CONDUCT PRIOR TO THE CLOSING...........................................................................35

         5.1      Conduct of Business of the Company.............................................................35

                  (a)      Charter Documents.....................................................................36

                  (b)      Dividends; Changes in Capital Stock...................................................36

                  (c)      Stock Option Plans....................................................................36

                  (d)      Contracts.............................................................................36

                  (e)      Issuance of Securities................................................................36

                  (f)      Intellectual Property.................................................................36

                  (g)      Exclusive Rights......................................................................36

                  (h)      Dispositions..........................................................................36

                  (i)      Indebtedness..........................................................................37

                  (j)      Leases................................................................................37

                  (k)      Payment of Obligations................................................................37

                  (l)      Capital Expenditures..................................................................37

                  (m)      Insurance.............................................................................37

                  (n)      Termination or Waiver.................................................................37

                  (o)      Employee Benefit Plans; New Hires; Pay Increases......................................37

                  (p)      Severance Arrangements................................................................37

                  (q)      Lawsuits..............................................................................37

                  (r)      Acquisitions..........................................................................37

                  (s)      Taxes.................................................................................37

                  (t)      Revaluation...........................................................................38

                  (u)      Other.................................................................................38

         5.2      No Solicitation................................................................................38
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ARTICLE 6 ADDITIONAL AGREEMENTS..................................................................................39

         6.1      Information Statement; Permit Application......................................................39

         6.2      Shareholder Approval...........................................................................40

         6.3      Access to Information..........................................................................41

         6.4      Confidentiality................................................................................41

         6.5      Expenses.......................................................................................41

         6.6      Public Disclosure..............................................................................41

         6.7      Approvals......................................................................................42

         6.8      Notification of Certain Matters................................................................42

         6.9      Company Affiliate Agreements...................................................................42

         6.10     Additional Documents and Further Assurances; Cooperation.......................................42

         6.11     Indemnification................................................................................43

         6.12     Form S-8.......................................................................................43

         6.13     Company's Auditors.............................................................................43

         6.14     Evaluation of Purchased Assets.................................................................44

         6.15     Information Technology Access..................................................................44

         6.16     Change of Structure............................................................................44

         6.17     Intellectual Property..........................................................................45

         6.18     Delivery of Share Transfer Register and Minute Book of the Company.............................45

         6.19     Certain Actions Relating to the Holders of Warrants............................................45

         6.20     Agreements to Revest Shares....................................................................45

         6.21     Assumption of Options..........................................................................46

         6.22     Allocation of Aggregate Share Number...........................................................46

         6.23     Taxes..........................................................................................46
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ARTICLE 7 CONDITIONS TO THE TRANSACTIONS.........................................................................46

         7.1      Conditions to Obligations of Each Party to Effect the Transactions.............................46

                  (a)      Governmental and Regulatory Approvals.................................................46

                  (b)      No Injunctions or Regulatory Restraints; Illegality...................................47

                  (c)      Shareholder Approval..................................................................47

                  (d)      Legal Proceedings.....................................................................47

         7.2      Additional Conditions to Obligations of the Company............................................47

                  (a)      Representations and Warranties........................................................47

                  (b)      Performance...........................................................................47

                  (c)      Officers' Certificates................................................................47

                  (d)      Legal Opinion.........................................................................48

                  (e)      Tax Ruling............................................................................48

                  (f)      Fairness Hearing and California Permit; Private Placement Alternative.................48

         7.3      Additional Conditions to the Obligations of Broadcom...........................................48

                  (a)      Representations and Warranties........................................................48

                  (b)      Performance...........................................................................49

                  (c)      Officers' Certificates................................................................49

                  (d)      Third Party Consents..................................................................49

                  (e)      Fairness Hearing and California Permit; Private Placement Alternative.................49

                  (f)      Legal Opinion.........................................................................49
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                  (g)      Tax Ruling............................................................................49

                  (h)      Non-Competition Agreements............................................................50

                  (i)      Delivery of Agreements................................................................50

                  (j)      Employees.............................................................................50

                  (k)      No Material Adverse Change............................................................50

                  (l)      Company Intellectual Property.........................................................50

                  (m)      Assignment of Intellectual Property...................................................51

                  (n)      Certain Waivers and Actions...........................................................51

                  (o)      Transfer Documents....................................................................51

                  (p)      Exemption of Israel Securities Authority..............................................51

ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS; ESCROW PROVISIONS...................51

         8.1      Survival of Representations, Warranties, Covenants and Agreements..............................51

         8.2      Escrow Provisions..............................................................................52

                  (a)      Establishment of the Escrow Fund......................................................52

                  (b)      Recourse to the Escrow Fund...........................................................52

                  (c)      Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period..........53

                  (d)      Protection of Escrow Fund.............................................................53

                  (e)      Claims Upon Escrow Fund...............................................................54

                  (f)      Objections to Claims..................................................................54

                  (g)      Resolution of Conflicts; Arbitration..................................................54

                  (h)      Shareholder Agent of the Shareholders; Power of Attorney..............................56
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                  (i)      Actions of the Shareholder Agent......................................................56

                  (j)      Third-Party Claims....................................................................57

                  (k)      Depositary Agent's Duties.............................................................57

                  (l)      Fees..................................................................................59

ARTICLE 9 TERMINATION, AMENDMENT AND WAIVER......................................................................59

         9.1      Termination....................................................................................59

         9.2      Effect of Termination..........................................................................60

         9.3      Amendment......................................................................................60

         9.4      Extension; Waiver..............................................................................61

ARTICLE 10 MISCELLANEOUS PROVISIONS..............................................................................61

         10.1     Notices........................................................................................61

         10.2     Entire Agreement...............................................................................63

         10.3     Further Assurances; Post-Closing Cooperation...................................................63

         10.4     Waiver.........................................................................................63

         10.5     Third Party Beneficiaries......................................................................63

         10.6     No Assignment; Binding Effect..................................................................63

         10.7     Headings.......................................................................................63

         10.8     Invalid Provisions.............................................................................63

         10.9     Governing Law..................................................................................64

         10.10    Construction...................................................................................64

         10.11    Counterparts...................................................................................64

         10.12    Specific Performance...........................................................................64
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ARTICLE 11 DEFINITIONS...........................................................................................65

         11.1     Definitions....................................................................................65

         11.2     Construction...................................................................................76
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                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT is made and entered into as of November 23, 2000, by and among Broadcom Corporation, a California corporation ("Broadcom"), VisionTech, Ltd., a company organized under the laws of the State of Israel (the "Company"), the entities comprising the Vertex Venture Fund whose names and states of registration are set forth in the Selling Shareholder Disclosure Schedule (the "Selling Shareholders") and, with respect to Article 8 and Article 10 only, Ezra Morad, as Shareholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 11.

                                    RECITALS

         A. The Company wishes to sell to Broadcom, and Broadcom wishes to purchase from the Company, substantially all of the assets of the Company that are used in connection with the Company's business (the "Asset Acquisition") in consideration of the purchase price described herein, including Broadcom's assumption of certain liabilities and obligations of the Company described herein.

         B. In connection with and as a condition to the Asset Acquisition, Broadcom desires to purchase from the Selling Shareholders, and the Selling Shareholders desire to sell to Broadcom, the Ordinary Shares owned by the Selling Shareholders (the "Selling Shareholder Equity"), on the terms and subject to the conditions set forth in this Agreement (the "Equity Purchase" and, together with the Asset Acquisition, the "Transactions").

         C. The board of directors of each of Broadcom and the Company believe it is in the best interests of Broadcom and the Company (as applicable) and their respective shareholders to consummate the Transactions and, in furtherance thereof, have approved the Transactions, this Agreement and all of the other transactions contemplated hereby.

         D. Pursuant to the Asset Acquisition, among other things, and subject to the terms and conditions of this Agreement, Company Options and Company Special Warrants then outstanding (whether vested or unvested) will become exercisable for shares of Class A common stock, par value $0.0001 per share, of Broadcom ("Broadcom Common Stock"), on the terms and subject to the conditions set forth herein.

         E. As a condition and an inducement to the willingness of Broadcom to enter into this Agreement, certain shareholders of the Company have concurrently herewith entered into (i) Support Agreements with Broadcom in substantially the form attached hereto as Exhibit A (the "Support Agreements") pursuant to which, among other things, such shareholders have agreed to vote the Ordinary Shares owned by them in favor of the Asset Acquisition and (ii) Company Affiliate Agreements in substantially the form attached hereto as Exhibit B (the "Company Affiliate Agreements").

         F. As a condition and a further inducement to Broadcom to enter into this Agreement, certain employees of the Company have entered into, as of the date of this

Agreement, Non-Competition Agreements substantially in the form attached hereto as Exhibit C (the "Non-Competition Agreements"), each of which shall become effective at the Closing Date.

         G. A portion of the shares of Broadcom Common Stock otherwise issuable or reserved for issuance by Broadcom in connection with the Transactions shall be placed in escrow by Broadcom, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 8 herein.

         H. The shares of Broadcom Common Stock to be issued to the Selling Shareholders (less the amount placed in escrow) shall upon the terms of, and subject to the conditions in, this Agreement be delivered to the Selling Shareholders.

         I. Broadcom shall issue the remainder of the shares of Broadcom Common Stock to a trust (the "Trust") for the benefit of the Company's shareholders in exchange for such shareholders' interests in the assets being sold to Broadcom pursuant to this Agreement. This trust shall be established pursuant to the Tax Ruling for the benefit of the Company's shareholders to facilitate the deferred taxable gain by the Company's shareholders and to provide a source for payment of the transaction taxes.

         J. The distribution by the Trust to the shareholders of such shares of Broadcom Common Stock, when made, shall be made on a pro-rata basis corresponding to such shareholder's equity interest in the Company as of the Closing.

         K. The Company intends to commence liquidation proceedings immediately following the Transactions and the delivery of the shares of Broadcom Common Stock to the Trust.

         L. Each of the Company, the Selling Shareholders and Broadcom desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

         NOW, THEREFORE, in consideration of the covenants, premises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                PURCHASE AND SALE

         1.1 Purchase and Sale of Shares; Purchase and Sale of Assets; Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement:

                  (a) Broadcom agrees to purchase from the Selling Shareholders, and the Selling Shareholders agree to sell, convey, transfer, assign and deliver to Broadcom, on the Closing Date, an aggregate of 26,000 Ordinary Shares owned by the Selling Shareholders, free and clear of all Liens.


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                  (b) Immediately after and conditional upon the Equity
Purchase, Broadcom agrees to (i) purchase and acquire from the Company, and the Company agrees to sell, convey, transfer, assign and deliver to Broadcom, on the Closing Date, all of the Company's right, title and interest in and to substantially all of the Assets and Properties (including, for all purposes hereof, all of the issued and outstanding capital stock of its Subsidiaries) of the Company, free and clear of all Liens, except for (A) Liens related to the Assumed Liabilities (as defined below), (B) Liens for taxes not yet due and payable, and (C) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the assets subject thereto or affected thereby, or otherwise materially impair business operations involving such assets and (ii) assume and be responsible for all of the obligations and liabilities of the Company arising on or prior to the Closing, other than those obligations and liabilities listed on Schedule 1.1(b) (the "Assumed Liabilities"), whether such liabilities are direct or indirect, matured or unmatured, fixed or contingent or otherwise. In no event shall any Taxes arising from the transactions contemplated hereby or any Taxes with respect to periods (or portions of periods) through and including the Closing Date be an assumed liability.

         1.2 Broadcom Assignment. Notwithstanding anything herein to the contrary, and for all purposes of this Agreement and the transactions contemplated hereby, the Company, the Selling Shareholders and Broadcom each agree that Broadcom shall be entitled to assign its rights to purchase the Selling Shareholder Equity and the Purchased Assets and its obligations to assume the Assumed Liabilities to any one or more Subsidiaries of Broadcom.

         1.3 Assumption of Liabilities. On the Closing Date, Broadcom shall assume the Assumed Liabilities. OTHER THAN THE ASSUMED LIABILITIES, NEITHER BROADCOM NOR ANY OF ITS AFFILIATES WILL ASSUME OR OTHERWISE BE RESPONSIBLE FOR IN ANY WAY WHATSOEVER ANY OTHER DUTIES, OBLIGATIONS AND LIABILITIES OF, OR CLAIMS AGAINST, THE COMPANY (OR ANY OF ITS EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, TRUSTEES, REPRESENTATIVES, SUBSIDIARIES, SHAREHOLDERS OR THEIR AFFILIATES).

         1.4 Closing. Unless this Agreement is earlier terminated pursuant to
Section 9.1, the closing of the Transactions (the "Closing") is expected to take place on or about December 22, 2000 and will take place as promptly as practicable, but no later than five Business Days following satisfaction or waiver of the conditions set forth in Article 7, at the offices of Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California, unless another place or time is agreed to by Broadcom and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

         1.5 Delivery of Broadcom Common Stock to the Trust and Escrow at Closing. At the Closing, Broadcom shall issue and cause U.S. Stock Transfer Corporation, Broadcom's stock registrar and transfer agent (the "Transfer Agent") to deliver to the Selling Shareholders an aggregate of 44,869 shares of Broadcom Common Stock and, on the order of the Shareholder Agent, to the Trust for the benefit of the Company's shareholders, an aggregate of 1,415,106 shares of Broadcom Common Stock in exchange for such shareholders' pro rata interest in the Assets and Property (in each case less the applicable portion of the Escrow Amount, which Escrow Amount is to be deposited with the Escrow Agent as provided in Section 8.2), such shares shall either be in certificated form or through book entry transfer at The Depository Trust


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Company ("DTC") as requested in writing prior to Closing by the Company. The
44,869 shares of Broadcom Common Stock which will be issued to Broadcom as a shareholder of Vector shall not be delivered to the Trust or be placed in Escrow. At the Closing, Broadcom shall also transfer to the Company by means of a wire transfer, an amount equal to the total amount due to the Israeli Value Added Tax Authorities, in respect of the Asset Acquisition.

         1.6 All Transactions Simultaneous. Except for the Equity Purchase as described in Section 1.1(a), which shall be deemed to occur immediately prior to all other transactions contemplated by this Agreement, no document or transaction described in Article 1 shall be deemed to have been finally executed or delivered until all transactions, payments and documents contemplated hereunder are completed, and all such transactions, other than the Equity Purchase described in Section 1.1(a) shall be deemed to be part of a single integrated transaction.

         1.7 Maximum Number of Shares of Broadcom Common Stock to be Issued. The maximum number of shares of Broadcom Common Stock to be issued in connection with the Transactions, including the shares of Broadcom Common Stock to be reserved for issuance upon exercise of any of the vested or unvested Company Options or any unexercised Company Special Warrants to be assumed by Broadcom as provided herein shall not exceed the Aggregate Share Number. No adjustment shall be made in the number of shares of Broadcom Common Stock issued in the Transactions as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Closing Date as a result of any exercise, conversion or exchange of Company Options or Company Special Warrants. On the terms and subject to the conditions of this Agreement, at the Closing, by virtue of the consummation of the Transactions and without any action on the part of Broadcom, the Company or the holder of any Ordinary Shares or Company Options or Company Special Warrants, the following shall occur:

                  (a) Company Options. All unexpired and unexercised Company Options and Special Warrants, then outstanding, whether vested or unvested, shall be assumed by Broadcom in accordance with the provisions set forth below.

                           (i) Each unexpired and unexercised Company Option and Company Special Warrant then outstanding, whether vested or unvested, shall be, in connection with the Asset Acquisition, assumed by Broadcom. Each Company Option and Company Special Warrant so assumed by Broadcom under this Agreement shall continue to have, and be subject to, the same terms and conditions as were applicable to such Company Option or Company Special Warrant immediately prior to the Closing (including any repurchase rights or vesting provisions), provided that
         (A) such Company Option or Company Special Warrant, as the case may be, shall be exercisable for that number of whole shares of Broadcom Common Stock equal to the number of Ordinary Shares that were issuable upon exercise of such Company Option or Company Special Warrant immediately prior to the Closing multiplied by the Exchange Ratio (rounded down to the nearest whole number of shares of Broadcom Common Stock) and (B) the per share exercise price for the shares of Broadcom Common Stock issuable upon exercise of such assumed Company Option or Company Special Warrant, as the case may be, shall be equal to the quotient determined by dividing the exercise price per Ordinary Share at


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         which such Company Option or Company Special Warrant was exercisable immediately prior to the Closing by the Exchange Ratio (rounded up to the nearest whole cent).

                           (ii) The Company agrees to take all actions necessary or advisable to cause all unexercised Company Options and Company Special Warrants to remain unchanged except (A) for the conversion into options or warrants to purchase shares of Broadcom Common Stock as provided for in this Section 1.7(a) and (B) that any acceleration of vesting, continuation of vesting after termination of employment or other special vesting (whether with the passage of time, upon the occurrence of certain events or otherwise) that might occur, result from or be related to the transactions contemplated by this Agreement and the other agreements which are attached (or forms of which are attached) as exhibits hereto (the "Ancillary Agreements") has been prevented from occurring through the modification, in a manner reasonably acceptable to Broadcom, of the applicable Company Option or Company Special Warrant (and any employment agreement or other agreement providing for such acceleration) prior to the date of this Agreement.

         1.8 Reservation of Shares. Broadcom will reserve sufficient shares of Broadcom Common Stock for issuance pursuant to Section 1.7(a).

         1.9 Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into Broadcom Common Stock or Company Ordinary Shares), reorganization, reclassification, recapitalization or other like change with respect to Broadcom Common Stock or Company Ordinary Shares the effective date of which occurs after the date hereof and prior to the Closing Date.

         1.10 Exemption From Registration; California Permit. Broadcom and the Company intend that the shares of Broadcom Common Stock to be issued pursuant to this Article 1 in connection with the Transactions will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder (the "Securities Act"), by reason of Section 3(a)(10) thereof or, pursuant to Section 5.1(c), by reason of Section 4(2) of the Securities Act. The effect of such issuance is that (i) shares of Broadcom Common Stock issued to persons who are not affiliates of Broadcom or the Company are not subject to restrictions on resale arising under U.S. Securities laws and (ii) shares Broadcom Common Stock issued to persons who are affiliates of Broadcom or the Company may be resold pursuant to Rule 145. Subject to Section 6.1(c), Broadcom and the Company intend that the shares of Broadcom Common Stock to be issued pursuant to this Article 1 in connection with the Transactions will be qualified under the California Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law (the "Fairness Hearing"), and (if deemed necessary by Broadcom in its good faith judgment) such Fairness Hearing shall also address the assumption by Broadcom of all unexercised Company Options and Company Special Warrants pursuant to Section
1.7. Each of Broadcom and the Company shall use commercially reasonable efforts
(i) to file promptly within ten Business Days after the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Code to issue such securities and (if deemed necessary by Broadcom in its good faith judgment) to assume


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such Company Options and Company Special Warrants required by this Agreement to be assumed by Broadcom (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable thereafter.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement or to vest Broadcom or its asignees with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of the Company, or to effect the assignment to Broadcom or its asignees of any and all Company Intellectual Property created by a founder, employee or consultant of the Company (including Intellectual Property created by any of the Company's founders prior to the creation of the Company), or to complete and prosecute all domestic and foreign patent filings related to such Company Intellectual Property, the officers and directors of Broadcom are fully authorized to take, and will take, all such lawful and necessary action.

         1.12 Shares Subject to Repurchase. Forty percent of the shares of Broadcom Common Stock to be received by each of Amir Morad, Leonid Yavits and Brian Lemelman (each, a "Founder") in the anticipated distribution of the shares issued pursuant to this Agreement shall be subject to repurchase by Broadcom pursuant to a stock repurchase agreement in substantially the form set forth in Exhibit D hereto (each, a "Stock Repurchase Agreement") entered into between the Company and each of the Founders.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Broadcom, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 2 in the disclosure schedule and schedule of exceptions (the "Company Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

         2.1 Organization and Qualification. The Company is a company duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Company Disclosure Schedule sets forth each jurisdiction where the Company is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

         2.2 Authority Relative to this Agreement. Subject only to the requisite approval of the Asset Acquisition and this Agreement by the shareholders of the Company, the Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's board of directors has approved this Agreement and declared its advisability. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the board of directors of the Company, and no other action on the part of the board of directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which the Company is a party have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof (and, in the case of the Ancillary Agreements to which Broadcom is a party, thereof) by Broadcom, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The Company has received, to the extent required, waivers of preemptive rights from each of its shareholders (other than the Selling Shareholders) with respect to the Equity Purchase.

         2.3 Capital Structure.

                  (a) The authorized share capital of the Company consists only of NIS 28,000 divided into 2,800,000 Ordinary Shares, NIS 0.01 par value per share (the "Ordinary Shares"), of which 846,000 Ordinary Shares are issued and outstanding as of the date hereof. All of the issued and outstanding Ordinary Shares are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable Laws. Except as set forth in Section 2.3(a) of the Company Disclosure Schedule, no Ordinary Shares are reserved for issuance.

                  (b) Section 2.3(b) of the Company Disclosure Schedule lists the name and residence of each holder of Ordinary Shares provided to the Company by such holder and the number of Ordinary Shares held by each of the Company's shareholders.

                  (c) Except as set forth in Section 2.3(c) of the Company Disclosure Schedule, there are no outstanding Company Options, Company Warrants (including any Company Special Warrants), or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Options or any Equity Equivalents with respect to the Company. With respect to each Company Option, Company Warrant (including any Company Special Warrant), or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue any Options or any other Equity Equivalents with respect to the Company, Section 2.3(c) of the Company Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated) and, with respect to Company

Options, the section of the Israeli Income Tax Ordinance under which such Company Options were granted. All of the Company Options and Company Warrants were issued in compliance with all applicable Laws.

                  (d) Except as set forth in Section 2.3(d) of the Company Disclosure Schedule, there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Ordinary Shares created by statute, the Memorandum of Association or Articles of Association of the Company, or any agreement or other arrangement to which the Company is a party (written or oral) or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Ordinary Shares or Equity Equivalents.

                  (e) The terms of the stock option agreements related to the outstanding Company Options permit the assumption or substitution of options to purchase Broadcom Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, Company Shareholder Action or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all agreements and instruments relating to or issued in connection with the Company Options have been provided to Broadcom and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Broadcom. Except for the Support Agreements, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability with respect to the Ordinary Shares, including any voting trust agreement or proxy. No debt securities of the Company are issued and outstanding.

         2.4 No Subsidiaries. Except as disclosed in Section 2.4 of the Company Disclosure Schedule, the Company has no (and prior to the Closing will have no) Subsidiaries and does not (and prior to the Closing will not) otherwise hold any equity, membership, partnership, joint venture or other ownership interest in any Person.

         2.5 Directors and Officers. The names of each director and officer of the Company on the date hereof, and his or her position with the Company, are listed in Section 2.5 of the Company Disclosure Schedule.

         2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Memorandum of Association or Articles of Association of the Company;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6(b) of the Company Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Assets and Properties; or

                  (c) except as disclosed in Section 2.6(c) of the Company Disclosure Schedule, (i) conflict with or result in a violation or breach of,
(ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of (except for such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under, (vii) result in the loss of any material benefit under, any of the terms, conditions or provisions of any Contract or License (excluding any Contract or License relating to Intellectual Property) to which the Company is a party or by which any of the Company's Assets and Properties is bound or
(vii) result in the loss of any benefit under, any of the terms, conditions or provisions of any Contract or License relating to Intellectual Property to which the Company is a party or by which any of the Company's Assets and Properties is bound.

         2.7 Books and Records; Organizational Documents. Except as disclosed in
Section 2.7 of the Company Disclosure Schedule, the minute books and share transfer register and other similar records of the Company have been provided or made available to Broadcom or its counsel prior to the execution of this Agreement, are complete and correct in all respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company from the date of the Company's organization through the date hereof. The Company has prior to the execution of this Agreement delivered to Broadcom true and complete copies of its Memorandum of Association and Articles of Association, both as amended through the date hereof. The Company is not in violation of any provisions of its Memorandum of Association or Articles of Association.

         2.8 Company Financial Statements. Section 2.8(a) of the Company Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Broadcom are correct and complete in all material respects and have been prepared in accordance with Israeli GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto as delivered to Broadcom prior to the date hereof, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Except as set forth in Section 2.8(b) of the Company Disclosure Schedule, since January 1, 1997, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

         2.9 Absence of Changes. Since the Audited Financial Statement Date, except as set forth in Section 2.9 of the Company Disclosure Schedule, there has not been any material adverse effect upon the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse effect upon the Business or Condition of the Company. Since the beginning of its 2000 fiscal year, the Company has operated its business in the ordinary course of business and in accordance with past practice. In addition, without limiting the generality of the foregoing, except as expressly contemplated by this Agreement and except as set forth in the Interim Financial Statements or in Section 2.9 of the Company Disclosure Schedule, since the Audited Financial Statements:

                  (a) the Company has not entered into any Contract, commitment or transaction or incurred any Liabilities outside of the ordinary course of business consistent with past practice;

                  (b) the Company has not entered into any Contract in connection with any transaction involving a Business Combination;

                  (c) the Company has not altered or entered into any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof;

                  (d) the Company has not entered into any strategic alliance, joint development or joint marketing Contract;

                  (e) there has not been any material amendment or other material modification (or agreement to do so) or violation of the terms of, any of the Contracts set forth or described in the Company Disclosure Schedule, except as described therein;

                  (f) the Company has not entered into any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Broadcom pursuant to (and so identified in) Section 2.9(f),
Section 2.18(a) or Section 2.20 of the Company Disclosure Schedule or other than pursuant to any contract of employment listed pursuant to Section 2.18(a) of the Company Disclosure Schedule;

                  (g) the Company has not entered into or amended any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property, other than as contemplated by the Contracts and Licenses disclosed in the Company Disclosure Schedule;

                  (h) no Action or Proceeding has been commenced or, to the knowledge of the Company, threatened by or against the Company;

                  (i) the Company has not declared or set aside or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any Ordinary Shares or Equity Equivalents, or effected or approved any split, combination or reclassification of any Ordinary Shares or Equity Equivalents or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for Ordinary Shares or Equity Equivalents, or repurchased, redeemed or otherwise acquired, directly or indirectly, any Ordinary Shares or Equity Equivalents, except repurchases of Ordinary Shares pursuant to agreements with Company employees, officers, directors and consultants relating to repurchases at cost upon termination of service with the Company;

                  (j) except for (i) the issuance of Ordinary Shares upon exercise or conversion of the outstanding Company Options or Company Warrants listed in Section 2.3(c) of the Company Disclosure Schedule, (ii) the issuance of options in the ordinary course of business to employees hired after the Audited Financial Statement Date who are not officers of the Company on terms and in amounts consistent with past practice, (iii) the amendments contemplated by Section 1.7(a)(ii), (iv) the Permitted Grants or (v) the Special Warrants,
(A) the Company has not issued, granted, delivered, sold or authorized or proposed to issue, grant, deliver or sell, or purchased or proposed to purchase, any Ordinary Shares or Equity Equivalents, (B) the Company has not modified or amended the rights of any holder of any outstanding Ordinary Shares or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants, or other Equity Equivalents), (C) there have not been any agreements, arrangements, plans or understandings with respect to any such modification or amendment; and (D) the Company has not granted any Options with an exercise price of less than the fair market value of Ordinary Shares on the date the Option was granted (as determined in good faith by the Company's board of directors following Good Faith Consultation with, and consistent with the advice provided by, the Company's independent accountants).

                  (k) there has not been any amendment to the Company's Memorandum of Association or Articles of Association;

                  (l) there has not been any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

                  (m) the Company has not made or agreed to make any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties of the Company, other than dispositions of inventory, or nonexclusive licenses of products to Persons to whom the Company had granted licenses of its products at the Audited Financial Statement Date, in the ordinary course of business of the Company consistent with past practice;

                  (n) the Company has not made or agreed to make any purchase of any Assets and Properties of any Person other than (i) acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and (ii) other acquisitions in an amount not exceeding fifty thousand dollars ($50,000) in the case of any individual item or one hundred thousand dollars ($100,000) in the aggregate;

                  (o) the Company has not made or agreed to make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding fifty thousand dollars ($50,000);

                  (p) the Company has not made or agreed to make any write-off or write-down any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding fifty thousand dollars ($50,000);

                  (q) the Company has not made or agreed to make payment, discharge or satisfaction, in an amount in excess of twenty five thousand dollars ($25,000), in any one case, or fifty thousand dollars ($50,000) in the aggregate, of any claim, Liability or obligation (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financials and other than Liabilities incurred in the ordinary course of business since the Financial Statement Date, and the payments related to this Agreement and the transactions contemplated hereby, as set forth in Section 2.26 of the Company Disclosure Schedule;

                  (r) the Company has not failed to pay or otherwise satisfy any Liabilities presently due and payable of the Company, except such Liabilities which are being contested in good faith by appropriate means or procedures and which, individually or in the aggregate, are immaterial in amount;

                  (s) the Company has not incurred any Indebtedness or guaranteed any Indebtedness in an aggregate amount exceeding fifty thousand dollars ($50,000) or issued or alloted any debt securities of the Company or guaranteed any debt securities of others;

                  (t) the Company has not granted any severance or termination pay to any director, officer employee or consultant, except payments made pursuant to written Contracts outstanding on the date hereof, copies of which have been delivered to Broadcom and the terms of which are disclosed in Section 2.9(t) of the Company Disclosure Schedule;

                  (u) except pursuant to a Contract disclosed to Broadcom pursuant to Section 2.9(f) or Section 2.18 of the Company Disclosure Schedule, the Company has not granted or approved any increase of greater than five percent in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

                  (v) the Company has not paid or approved the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits paid to any current or former officer, director, shareholder, employee or consultant of the Company) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company;

                  (w) except as disclosed in Section 2.9(w) of the Company Disclosure Schedule, the Company has not established or modified any (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

                  (x) the Company has not adopted, entered into, amended, modified or terminated (partially or completely) any Plan;

                  (y) the Company has not paid or agreed or made any commitment to pay any discretionary or stay bonus;

                  (z) the Company has not made or changed any material election in respect of Taxes, adopted or changed any accounting method in respect of Taxes, entered into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

                  (aa) the Company has not made any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

                  (bb) other than in the ordinary course of business, the Company has not made any representation or proposal to, or engaged in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

                  (cc) the Company has not commenced or terminated, or made any change in, any line of business;

                  (dd) the Company has not failed to renew any insurance policy; no insurance policy of the Company has been cancelled or materially amended; and the Company has given all notices and presented all claims (if any) under all such policies in a timely fashion;

                  (ee) there has been no material amendment or non-renewal of any of the Company's Approvals, and the Company has used commercially reasonable efforts to maintain such Approvals and has observed in all material respects all Laws and Orders applicable to the conduct of the Company's business or the Company's Assets and Properties;

                  (ff) the Company has taken all action required to procure, maintain, renew, extend or enforce any Company Intellectual Property, including submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

                  (gg) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding fifty thousand dollars ($50,000);

                  (hh) the Company has not repurchased, cancelled or modified the terms of any Ordinary Shares, Equity Equivalents, Company Options, Company Warrants, Company Stock Purchase Rights or other financial instrument that derives value from its convertibility into Ordinary Shares or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) the existing option agreements, in each case as in effect at the time of execution and delivery of this Agreement;

                  (ii) the Company has not entered into or approved any contract, arrangement or understanding or acquiesced in respect of any arrangement or understanding, to do, engage in or cause or having the effect of any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

         2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Company Financials (including the notes thereto) or as disclosed in Section 2.10 of the Company Disclosure Schedule, there are no Liabilities of, relating to or affecting the Company or any of its Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement which, individually and in the aggregate, are not material to the Business or Condition of the Company, and are not for tort or for breach of contract.

         2.11 Taxes.

                  (a) All Tax Returns required to have been filed by or with respect to the Company or any affiliated, consolidated, combined, unitary or similar group of which the Company is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All such Tax Returns are true, complete and correct in all material respects. All Taxes due and payable by the Company or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) covered by the Company Financials, have been paid or accrued on the balance sheet included in the Company Financials.

                  (b) Except as disclosed in Section 2.11(b) of the Company Disclosure Schedule, the Company has incurred no material liability for Taxes in the period after the date of the Company Financials. The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Company Financials and (ii) will not exceed by any material amount such reserve as adjusted for operations and transactions in the ordinary course of business through the Closing Date.

                  (c) The Company is not a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any member of any Relevant Group does not file Tax Returns that the Company or such member is or may be subject to taxation by that jurisdiction.

                  (d) The Company and each member of any Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

                  (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it or any Relevant Group for any past period. There is no dispute or claim concerning any Tax Liability of the Company either (i) claimed or raised or, to the Company's knowledge, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due.
Section 2.11(e) of the Company Disclosure Schedule indicates those Tax Returns, if any, of the Company and each member of any Relevant Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and each member of any Relevant Group that currently are the subject of audit or examination. The Company has delivered to Broadcom complete and correct copies of all income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and each member of any Relevant Group since the fiscal year ended December 31, 1997.

                  (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any Relevant Group.

                  (g) Except as disclosed in Section 2.11(g) of the Company Disclosure Schedule, the Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

                  (h) The Company has no liability for the Taxes of any Person other than the Company (i) by reason of being a member of a consolidated or combined income tax reporting group, (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

                  (i) The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

                  (j) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

         2.12 Legal Proceedings.

                  (a) Except as set forth in Section 2.12 of the Company Disclosure Schedule:

                           (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its Assets and Properties;

                           (ii) there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any of its Assets and Properties;

                           (iii) the Company has not received notice, and does not otherwise have knowledge of any Orders outstanding against the Company; and

                           (iv) the Company has not received notice and does not otherwise have knowledge of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or currently proposed to be sold or distributed by the Company that could cause damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

                  (b) Prior to the execution of this Agreement, the Company has delivered to Broadcom all responses of counsel for the Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company. Section 2.12(b) of the Company Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting, or, to the knowledge of the Company, threatened against, the Company or any of its Assets and Properties during the three-year period prior to the date hereof.

         2.13 Compliance with Laws and Orders. Except as set forth in Section
2.13 of the Company Disclosure Schedule, neither the Company nor, to the Company's knowledge, any of its directors, officers, Affiliates, agents or employees has violated in any material respect since the incorporation of the Company, or is currently in default or violation in any material respect under, any Law or Order applicable to the Company or any of its Assets and Properties, and the Company is not aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company since the incorporation of the Company.

         2.14 Plans.

                  (a) The Company is in material compliance with all laws, regulations and agreements, including collective bargaining agreements and other commitments of the Company with respect to employment practice and terms and conditions of employment, and has not and is not engaged in any unfair labor practice. The Company is not liable for any damages to any employee, officer or director of the Company resulting from the violation of any applicable employment law or agreement.

                  (b) A true, correct and complete copy of the Company's pension plans are duly registered where required by law and are in good standing under all applicable laws. All required employer and employee contributions and premiums under the pension plans to the date hereof have been made and no withdrawal of assets has been made from the assets of the pension plan fund held from time to time except for the purpose of paying benefits or proper expenses of the pension plans in accordance with the terms of the pension plans and applicable laws, and no past service funding, post-termination liabilities exist thereunder. The pension plans are funded in accordance with the rules of the pension plans and applicable laws. All material obligations to be performed in connection with the pension plan pursuant to their terms and any applicable laws have been performed. There are no obligations under or in respect of the pension plans that are not contained in the text of the pension plans and funding agreement therefor.

                  (c) No employee of the Company participates in any benefit plan or any other similar plan, except as specified in Section 2.14(c) of the Company Disclosure Schedule.

         2.15 Real Property.

                  (a) Section 2.15(a) of the Company Disclosure Schedule contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Company (as lessor or lessee or otherwise) (the "Leased Real Property") and (ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) to which the Company is a party. The Company owns no real property other than Company owned leasehold improvements, if any, on the Leased Real Property.

                  (b) Subject to the terms of its respective leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of each of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in clause (i) of
Section 2.15(a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.15(b) of the Company Disclosure Schedule, there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

                  (c) Except as disclosed in Section 2.15(c) of the Company Disclosure Schedule, all improvements on the Leased Real Property (A) comply with and are operated in accordance with applicable laws (including Environmental Laws) and all applicable Liens, Approvals, Contracts, covenants and restrictions and (B) are in all material respects in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and such improvements are in all material respects adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or, to the knowledge of the Company, threatened against any of such real property or the improvements thereon.

                  (d) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by the Company or otherwise), utilized, and/or operated (the "Lease Documents") have been delivered to Broadcom. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between the Company and any third party(ies), or by and among any third party(ies), claiming an interest in the interest of the

Company in the Leased Real Property or otherwise relating to the use and occupancy of the Leased Real Property.

         2.16 Tangible Personal Property. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Company Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. Except as disclosed in Section
2.16 of the Company Disclosure Schedule, all such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company of its business as presently conducted, and is in good working order and condition in all material respects, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

         2.17 Intellectual Property.

                  (a) Section 2.17(a) of the Company Disclosure Schedule lists all Company Registered Intellectual Property (including all trademarks and service marks that the Company has used with the intent of creating or benefiting from any common law rights relating to such marks) and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                  (b) The Company has all requisite right, title and interest in or valid and enforceable rights under Contracts or Licenses to use all Company Intellectual Property necessary to the conduct of its business as presently conducted. Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.17(a) of the Company Disclosure Schedule, is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of any Liens. The Company (i) owns exclusively all trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company; provided, however, that the Company may use trademarks, service marks and trade names of third parties which are licensed to the Company or are in the public domain, and (ii) owns exclusively, and has good title to, each copyrighted work that is a Company product and each other work of authorship that the Company otherwise purports to own.

                  (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

                  (d) Except pursuant to agreements described in Section 2.17(d) of the Company Disclosure Schedule, the Company has not transferred ownership of or granted any

License of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other Person.

         (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted, including the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Company (including products, technology, or services currently under development and due in the year 2001).

         (f) Section 2.17(f) of the Company Disclosure Schedule lists all Contracts and Licenses (including all inbound Licenses) to which the Company is a party with respect to any Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

         (g) Section 2.17(g) of the Company Disclosure Schedule lists all Contracts, Licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any Person other than the Company.

         (h) The operation of the business of the Company as currently conducted or as presently proposed to be conducted, including the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development and due in the year 2001) of the Company does not, to the best of the Company's knowledge, (i) infringe or misappropriate the Intellectual Property of any Person, (ii) violate any term or provision of any License or Contract concerning such Intellectual Property (including any provision required by or imposed pursuant to 35 U.S.C. ss.ss.200-212 in any License or Contract to which the Company is a party requiring that products be manufactured substantially in the United States ("Made-in-America Requirements")), (iii) violate the rights of any Person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any Law, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights. Without limiting the generality of the foregoing, the Company has not made any shipment of source code in violation of the terms of any agreement.

         (i) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such

Registered Intellectual Property. Section 2.17(i)(1) of the Company Disclosure Schedule lists all actions that must be taken by the Company within one hundred eighty (180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. Except as set forth in Section 2.17(i)(2) of the Company Disclosure Schedule, the Company has registered the copyright with the U.S. Copyright Office and its equivalent in any relevant foreign jurisdiction for the latest version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired ownership of any Intellectual Property rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by and required to protect the Company's ownership rights in and to such Intellectual Property in accordance with applicable Laws, the Company has recorded each such assignment of Registered Intellectual Property with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

         (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any dispute (or, to the Company's knowledge, facts that may reasonably lead to a dispute) known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder.

         (k) The Company does not know of any Person that is infringing or misappropriating any Company Intellectual Property.

         (l) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the generality of the foregoing, (i) the Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form set forth in Section 2.17(l) of the Company Disclosure Schedule (such agreements providing, among other things, the "work for hire" doctrine) and all current and former employees, consultants and independent contractors of the Company have executed such an agreement and copies of all such agreements have been provided to Broadcom or made available to Broadcom for review, and (ii) none of the agreements to which the Company is a party substantially in the form of the "Confidentiality Agreement" attached as Exhibit 1 to the Company Disclosure Schedule supersedes, amends or otherwise modifies any other agreement that (a) is more comprehensive with respect to the terms dealing with the Company's disclosure of any confidential information and/or trade secrets to any third-party and/or (b) is more restrictive on a third-party's use or disclosure of such information and/or trade secrets.

         (m) No Company Intellectual Property or product, technology or service of the Company is subject to any Order, Action or Proceeding or "march in" rights that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company

Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

         (n) No (i) product, technology, service or publication of the Company,
(ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

         (o) The Company has taken all actions necessary and appropriate to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of the Company's products and services by reason of the advent of the year 2000, including that all of its products (including products currently under development) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

         (p) Neither this Agreement nor any transactions contemplated by this Agreement will result in Broadcom's granting any rights or licenses with respect to the Intellectual Property of Broadcom to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

         (q) Section 2.17(q) of the Company Disclosure Schedule sets forth a list of (x) all software which the Company has licensed from any third party which is used by the Company in its products or otherwise in its business (other than standard off-the-shelf software) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company. The Company has all rights necessary to the use of such software, "freeware" and "shareware."

         (r) The Company's products comply in all material respects with all applicable standards and with the feature specifications and performance standards set forth in the Company's product data sheets, including MPEG. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warranties by the Company in connection with the foregoing. All product performance comparisons heretofore furnished by the Company to customers or Broadcom are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

         (s) The Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. The Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company Intellectual Property. In the event that the consultant is concurrently employed by the Company and a third party, the Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement.

         2.18 Contracts.

                  (a) Section 2.18(a)(1) of the Company Disclosure Schedule contains a true and complete list of each of the Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Broadcom prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound (other than employee offer letters).
Section 2.18(a)(2) of the Company Disclosure Schedule contains a true and complete list of each Contract of the Company (i) not terminable by the Company upon thirty days (or less) notice by the Company without penalty or obligation to make payments based on such termination or (ii) which provides for continuing design or other services (including engineering and research and development services) by Broadcom after the Closing Date.

                  (b) Each Contract required to be disclosed in Sections 2.18(a)(1) and 2.18(a)(2) of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and to the knowledge of the Company, against each other party thereto; and except as disclosed in Section 2.18(b) of the Company Disclosure Schedule, to the knowledge of the Company, no other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

                  (c) Other than the Contracts disclosed in Section 2.18 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other similar Contracts, materially adverse to the Business or Condition of the Company or that has resulted or could reasonably be expected to result, individually or in the aggregate with any such other Contracts, in Losses materially adverse to the Business or Condition of the Company.

                  (d) Except as disclosed in Section 2.18(d) of the Company Disclosure Schedule, the Company is not a party to or bound by any Contract that
(i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the Company's ability to compete with any Person in any line of business or in any area or territory.

         2.19 Insurance.

                  (a) Section 2.19(a) of the Company Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure any of the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company and that (a) have been issued to the Company or (b) to the knowledge of the Company, have been issued to any Person (other than the Company) for the benefit of the Company. The insurance coverage provided by the policies set forth in Section 2.19(a) of the Company Disclosure Schedule will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements. Each policy listed in Section 2.19(a) of the Company Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company has no knowledge of any reason or state of facts that could reasonably be expected to lead to the cancellation of such policies or of any threatened termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Section 2.19(a) of the Company Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in similar businesses and operations and having similar Assets and Properties and (ii) are in amounts and have coverages as required by any Contract to which the Company is a party or by which any of its Assets and Properties is bound.

                  (b) Section 2.19(b) of the Company Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company in the last two years. The Company has not received notice that any insurer under any policy listed (or required to be listed) in Section 2.19(b) of the Company Disclosure Schedule is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company has, in the reasonable judgment of the Company, in light of its business, location, operations and Assets and Properties, maintained, at all times, without interruption, appropriate insurance, both in scope and amount of coverages.

         2.20 Affiliate Transactions.

                  (a) Except as disclosed in Section 2.9(f) or Section 2.20(a) of the Company Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company, on the one hand, and (A) any current or former officer, director, shareholder, or to the Company's knowledge, any Affiliate or Associate of the Company or (B) any Person who, to the Company's knowledge, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither the Company nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

                  (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule, each of the Contracts and Liabilities listed in Section 2.20(a) of the Company Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's length basis on competitive terms. Any Contract to which the Company is a party and in which any director of the Company has a financial interest in such Contract was approved by a majority of the disinterested members of the board of directors of the Company and shareholders of the Company in accordance with applicable Laws.

         2.21 Employees; Labor Relations.

                  (a) Except as disclosed in Section 2.21 of the Company Disclosure Schedule, the Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or any of the employees performing work for the Company but provided by an outside employment agency, if any. There has been no work stoppage, strike or other concerted action by employees of the Company.

                  (b) Each Person who is an employee of the Company is employed at will and, except as set forth in Section 2.21(b)(1) of the Company Disclosure Schedule, may be terminated with no liability to the Company upon the provision of up to 60 days prior written notice, and no employee of the Company is represented by a union. Each Person who is an independent contractor of the Company is properly classified as an independent contractor for purposes of all employment related Laws and all Laws concerning the status of independent contractors. Section 2.21(b)(2) of the Company Disclosure Schedule sets forth, individually and by category, the name of each officer, employee, independent contractor and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person (including, without limitation, Managers Insurance (Bituach Menahalim), Education Fund (Keren Hishtalmut) and automobile). Except as described in Section 2.21(b)(3) of the Company Disclosure Schedule, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any current or former officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 2.21(b)(4) of the Company Disclosure Schedule, the Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, since January 1, 1997 there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees.

                  (c) Since January 1, 1997, there have been no claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company has complied with all laws related to the employment of employees and, except as set forth in Section 2.21(c) of the Company Disclosure Schedule, since January 1, 1997 the Company has not received any notice of any claim that it has not complied in any material respect with any Laws relating to the employment of employees, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (d) The Company has no written policies and/or employee handbooks or manuals except as described in Section 2.21(d) of the Company Disclosure Schedule.

                  (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound; provided, however, that upon the consummation of the transactions contemplated by this Agreement, the employment of the Company's employees shall be terminated, and Broadcom shall assume all of the Company's obligations under these employment agreements.

                  (f) All amounts which the Company is required by law or by agreement with its employees to deduct from such employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, managers insurance (Bituach Menahalim), continuing education fund (Keren Hishtalmut) or other plans have been duly paid into the appropriate fund or funds, and the Company does not have any outstanding obligation to make any such transfer or provision. Except as set forth on Section 2.21(f) of the Company Disclosure Schedule, there are no agreements or arrangements (whether or not legally enforceable) for the payment of any pensions, allowances, lump sums or other like benefits on retirement, death or termination or during periods of sickness or disablement for the benefit of any officer or former officer or employee or former employee of the Company or for the benefit of the dependents of any such person in effect as of the date hereof.

         2.22 Environmental Matters.

                  (a) The Company is in compliance with all Environmental Laws.

                  (b) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

                  (c) Neither the Company nor any predecessor of the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

                  (d) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

                  (e) Neither the Company, nor any predecessor of the Company, nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

                  (f) No Site is a current or proposed Environmental Clean-up Site.

                  (g) There are no Liens under or pursuant to any Environmental Law on any Site.

                  (h) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site.

                  (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Broadcom prior to execution of this Agreement.

                  (j) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary, guarantor or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

                  (k) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

         2.23 Substantial Customers and Suppliers. Section 2.23(a) of the Company Disclosure Schedule lists the fifteen largest customers of the Company, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.23(b) of the Company Disclosure Schedule lists the fifteen largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in
Section 2.23(c) of the Company Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company since

January 1, 2000 or, to the knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.23(d) of the Company Disclosure Schedule, to the knowledge of the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

         2.24 Accounts Receivable. Except as set forth in Section 2.24 of the Company Disclosure Schedule, the accounts and notes receivable of the Company reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

         2.25 Inventory. All inventory of the Company reflected on the balance sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Financial Statements or in Section 2.25 of the Company Disclosure Schedule, all items included in the inventory of the Company are the property of the Company free and clear of any Lien, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

         2.26 Other Negotiations; Brokers; Third Party Expenses. Other than the agreement between the Company and Chase H&Q which has previously been provided to Broadcom, neither the Company nor any of its officers, directors, employees, agents, or, to the knowledge of the Company, any of its shareholders or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Broadcom, the Company or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Other than Chase H&Q, the obligation to pay the fees and expenses of which will be assumed by Broadcom pursuant to the Asset Acquisition, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company. Section 2.26 of the Company Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (the "Third Party Expenses") expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.27 Banks and Brokerage Accounts. Section 2.27 of the Company Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.28 Warranty Obligations.

                  (a) Section 2.28(a) of the Company Disclosure Schedule sets forth (i) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (ii) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (iii) the experience of the Company with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Broadcom prior to the execution of this Agreement.

                  (b) Except as disclosed in Section 2.28(b) of the Company Disclosure Schedule, (i) there have not been any material deviations from the Warranty Obligations, and no salesperson, employee or agent of the Company is authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations and (ii) the balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company
(A) are and were, to the knowledge of the Company, free from material defects in construction and design and (B) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects.

         2.29 Foreign Corrupt Practices Act. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (assuming that such law was applicable to the Company) or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         2.30 Financial Projections/Operating Plan.

                  (a) The Company has made available to Broadcom certain financial projections with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and are based on assumptions believed by the Company to be reasonable as of the date on which they were made.

                  (b) The Company has made available to Broadcom and Broadcom has reviewed and approved the written budget or other written operating plan for the years 2001 and 2002 (the "Operating Plan"). The Company makes no representation or warranty regarding its ability to successfully execute the Operating Plan, except that the Company represents and warrants that the Operating Plan was prepared in good faith and is based on assumptions believed by it to be reasonable as of the date on which they were made.

         2.31 Approvals.

                  (a) Section 2.31(a) of the Company Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements (other than such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws).

                  (b) Section 2.31(b) of the Company Disclosure Schedule contains a list of all material consents which are required to be given to or obtained by the Company from any and all third parties other than Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (c) Except as set forth in Section 2.31(c)(1) of the Company Disclosure Schedule, the Company has obtained all material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and there has been no written notice received by the Company of any material violation or material non-compliance with any such Approvals. All material Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.31(c)(2) of the Company Disclosure Schedule.

                  (d) The affirmative vote or consent of the holders of a majority of the Ordinary Shares outstanding as of the applicable record date is the only vote of the holders of any of the Ordinary Shares necessary to approve this Agreement and the Transactions and the transactions contemplated hereby.

                  (e) The shares owned by Amir Morad, Leonid Yavits, Brian Lemelman and Ezra Morad (the "Major Shareholders") of the Company who have concurrently herewith entered into Support Agreements constitute a majority of the Ordinary Shares.

         2.32 Compliance. Except as set forth in Section 2.32 of the Company Disclosure Schedule, since January 1, 1995, the Company and its Affiliates, officers, directors, agents and employees have been and are in compliance with all applicable Laws and Orders of any Governmental or Regulatory Authorities applicable to the business conducted by the Company, and neither the Company nor any of its Affiliates, is aware of any claim of violation, or of any actual violation, of any such Laws and Orders by the Company.

         2.33 Permit Application. The information supplied by the Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Broadcom Common Stock to be issued in the Transactions and (if deemed necessary by Broadcom in its good faith judgment) the Company Options to be assumed in the Asset Acquisition will be qualified under the California Code (the "Permit Application") shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information statement to be sent to the shareholders of the Company in connection with the Company shareholders' consideration and approval of the Asset Acquisition (the "Company Shareholder Action") (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Company Shareholder Action or on the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Shareholder Action which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Broadcom which is contained in the Permit Application.

         2.34 No Solicitation. Since September 29, 2000, the Company has not taken nor has the Company permitted any of the Company's officers, directors, employees, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates (collectively, "Representatives") to (directly or indirectly), take any of the actions prohibited from being taken on or after the date of this Agreement by Section 5.2 with any Person other than Broadcom and its designees.

         2.35 Disclosure. No representation or warranty made by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or in any certificate, list or other writing furnished to Broadcom pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading. The Company has provided Broadcom with all of the Contracts and Licenses heretofore requested on behalf of Broadcom in writing, and all other material information concerning the Company in the possession, custody or control of the Company.

         2.36 Governmental Support. The Company has not received any Israeli governmental funding or other assistance which, under Israeli law or the terms of such funding or other assistance, require any consents to the consummation of the transactions contemplated hereunder.

         2.37 Encryption Technology. The Company's business as currently conducted and as currently proposed to be conducted does not involve the use or development of, or engagement in, encryption technology, and the Company's business as currently conducted and as currently proposed to be conducted does not require the Company to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended.

         2.38 Hart-Scott-Rodino Compliance. The Company is a "foreign issuer" (as such term is defined in 16 C.F.R. Section 801.1(e)(2)(ii)). The Company and all entities controlled by the Company do not hold assets located in the United States of America having an aggregate book value of $15 million or more, and the Company and all entities controlled by the Company did not make aggregate sales in or into the United States of $25 million or more in the Company's most recent fiscal year. The term "controlled" as used in the preceding sentence shall have the meaning set forth in 16 C.F.R. 801.1(b).

         2.39 Grants. The Company has not received any grants or other benefits from any governmental or administrative agency of the State of Israel, including, without limitation, (a) Approved Enterprise Status from the Investment Center of the Israeli Ministry of Industry and Trade; (b) grants from the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade; or (c) grants or other benefits from the Marketing Encouragement Fund, or grants or other benefits from any foreign governmental or administrative agency.

                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

                  Each of the Selling Shareholders hereby represents and warrants, jointly and not severally, to Broadcom, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered Sections and subsections of this Article 3 in the disclosure schedule and schedule of exceptions (the "Selling Shareholder Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered Sections and subsections, as follows:

         3.1 Authority. Such Selling Shareholder has all requisite power, authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby, including without limitation, the sale of such Selling Shareholder Equity to Broadcom. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Selling Shareholder. This Agreement has been duly executed and delivered by such Selling Shareholder and constitutes the valid and binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement by such Selling Shareholder does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of its memorandum of association or articles of association or other charter or organizational documents of such Selling Shareholder, each as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Selling Shareholder or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental or Regulatory Authority is required by or with respect to such Selling Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

         3.2 Title; Absence of Liens and Encumbrances. The sale and delivery of the Selling Shareholder Equity as contemplated by this Agreement are not subject to any preemptive right, right of first refusal or other right or restriction other than such rights as have been waived. Upon delivery of the certificates representing the Selling Shareholder Equity in accordance with this Agreement, Broadcom will acquire good and marketable title to the Selling Shareholder Equity, free and clear of any Lien and with no title defects, and will be entitled to all the rights of a holder of such Selling Shareholder Equity.

         3.3 Brokers' and Finders' Fees. Such Selling Shareholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF BROADCOM

                  Broadcom hereby represents and warrants to the Company, subject to such exceptions as are specifically disclosed with respect to specific numbered and lettered sections and subsections of this Article 4 in the disclosure schedule and schedule of exceptions (the "Broadcom Disclosure Schedule") delivered herewith and dated as of the date hereof, and numbered with corresponding numbered and lettered sections and subsections, as follows:

         4.1 Organization and Qualification. Broadcom is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. Broadcom has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Broadcom is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Broadcom.

         4.2 Authority Relative to this Agreement. Broadcom has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Broadcom of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Broadcom of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the board of directors of Broadcom, and no other action on the part of the board of directors of Broadcom is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Broadcom of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Broadcom is a party have been or will be, as applicable, duly and validly executed and delivered by Broadcom and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Broadcom enforceable against Broadcom in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         4.3 Issuance of Broadcom Common Stock. The shares of Broadcom Common Stock to be issued in the Transactions, when issued, will be duly authorized, validly issued, fully paid, non-assessable, freely tradable under U.S. securities laws (subject to (i) the receipt of the California Permit and (ii) with respect to affiliates of Broadcom or the Company, Rule 145 of the Securities Act) and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the Company in Section 2.3.

         4.4 SEC Documents; Broadcom Financial Statements. Broadcom has furnished or made available to the Company true and complete copies of all SEC Documents filed by it with the SEC since December 3, 1999, all in the form so filed. As of their respective filing dates, such SEC Documents filed by Broadcom complied, and all SEC Documents filed after the date hereof but before the Closing will comply, in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, as the case may be, and none of the SEC Documents contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such SEC Documents have been corrected, updated or superseded by a document subsequently filed with the SEC. The financial statements of Broadcom, including the notes thereto, included in the SEC Documents (the "Broadcom Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and present fairly the consolidated financial position of Broadcom at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments), it being understood that such financial statements may be required to be restated from time to time as may be required under applicable pooling of interests accounting rules in connection with past, present or future acquisitions.

There has been no change in Broadcom's accounting policies except as described in the notes to the Broadcom Financial Statements. Except as reflected or reserved against in the Broadcom Financial Statements, Broadcom has no material Liabilities, except for Liabilities and obligations (i) incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the balance sheet of Broadcom prepared in accordance with GAAP.

         4.5 No Conflicts. The execution and delivery by Broadcom of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by Broadcom of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Broadcom;

                  (b) conflict with or result in a violation or breach of any Law or Order applicable to Broadcom or its Assets or Properties; or

                  (c) except as would not have a material adverse effect on the Business or Condition of Broadcom, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require Broadcom to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Broadcom or any of its Assets or Properties or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which Broadcom is a party or by which any of its Assets and Properties are bound.

         4.6 Information to be Supplied by Broadcom. The information supplied by Broadcom for inclusion in the Permit Application shall not either at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code or the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Broadcom for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Company Shareholder Action or on the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or written consents for the Company Shareholder Action which has become false or misleading. Notwithstanding the foregoing, Broadcom makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         4.7 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Broadcom.

         4.8 Experience; Receipt of Information. Broadcom has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks relating to the Transactions, and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. Broadcom has been furnished by the Company with the documents and information regarding the Company in response to Broadcom's request, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company's business, assets and financial position.

                                   ARTICLE 5
                          CONDUCT PRIOR TO THE CLOSING

         5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, the Company agrees (unless the Company is required to take such action pursuant to this Agreement or Broadcom shall give its prior consent in writing which consent shall not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course consistent with past practice and in any event consistent with the Operating Plan provided prior to the date of this Agreement to Broadcom (any material deviations therefrom or material modifications to the Operating Plan shall be required to be approved in advance by Broadcom), to pay its Liabilities and Taxes consistent with the Company's past practices (and in any event when due), to pay or perform other obligations when due consistent with the Company's past practices (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and, to the extent consistent with such business, to use all commercially reasonable efforts and institute all policies required to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Closing. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Broadcom, take or agree in writing or otherwise to take, any action that would result in the occurrence of any of the changes described in Section 2.9 or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder or knowingly cause any condition to Broadcom's closing obligations in Section 7.1 or Section 7.3 not to be satisfied. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as set forth in the Company Disclosure Schedule or as required or expressly permitted by this Agreement, the Company shall not do, cause or permit any of the following, without the prior written consent of
Broadcom:

                  (a) Charter Documents: cause or permit any amendments to its Memorandum of Association or Articles of Association;

                  (b) Dividends; Changes in Capital Stock: declare or pay any dividend on or make any other distribution (whether in cash, stock or property) in respect of any of its share capital, or split, combine or reclassify any of its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its share capital, or repurchase or otherwise acquire, directly or indirectly, any shares of its share capital except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

                  (c) Stock Option Plans: accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or grant any Option with an exercise price of less than the fair market value of the Ordinary Shares on the date the Option was granted (as determined in good faith by the Company's board of directors following consultation with, and consistent with the advice provided by, each of the Company's and Broadcom's independent public accountants); or grant any additional Company Stock Options (other than Permitted Grants);

                  (d) Contracts: enter into any Contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than Contracts in the ordinary course of business consistent with past practice which involve total obligations of less than fifty thousand dollars ($50,000) and which are not otherwise material to the business of the Company;

                  (e) Issuance of Securities: issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any Ordinary Shares or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of (i) Ordinary Shares upon exercise or conversion of Company Options or Company Warrants outstanding as of September 29, 2000 or (ii) the Special Warrants;

                  (f) Intellectual Property: dispose of, license or transfer to any person or entity any rights to any Intellectual Property other than non-exclusive licenses in connection with the sale of Company products in the ordinary course of business consistent with past practice;

                  (g) Exclusive Rights: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company's products or technology;

                  (h) Dispositions: sell, lease, license or otherwise dispose of or encumber any of Company's Assets or Properties, except for sales of products (and related nonexclusive licenses) in the ordinary course consistent with past practice;

                  (i) Indebtedness: incur any Indebtedness for borrowed money or guarantee any such Indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (j) Leases: enter into any operating lease;

                  (k) Payment of Obligations: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

                  (l) Capital Expenditures: make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice and, if applicable, in accordance with the Company's Operating Plan;

                  (m) Insurance: reduce the amount of any insurance coverage provided by existing insurance policies;

                  (n) Termination or Waiver: terminate or waive any right of substantial value;

                  (o) Employee Benefit Plans; New Hires; Pay Increases: (i) adopt or amend any employee benefit or stock purchase or option plan, or hire any new director or officer; (ii) pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant other than in the ordinary course of business consistent with past practice and in each case, in an amount not exceeding fifty thousand dollars ($50,000); or (ii) hire any employee or consultant other than in the ordinary course of business consistent with past practice;

                  (p) Severance Arrangements: grant any severance or termination pay (i) to any director, officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on the date hereof;

                  (q) Lawsuits: commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Broadcom prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                  (r) Acquisitions: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (s) Taxes: make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return other than Company's corporate Tax Return for the year ended December 31, 1999, enter into any closing agreement, settle any claim or assessment in respect of Taxes (other than the Tax Ruling with respect to the transactions contemplated hereby), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (t) Revaluation: revalue any of its Assets or Properties, including writing down the value of inventory or writing off notes or accounts receivable; or

                  (u) Other: take or agree in writing or otherwise to take, any of the actions described in Section 5.1(a) through Section 5.1(t) above, or any other action that would prevent the Company from performing, or cause the Company not to perform, its covenants and agreements hereunder.

         5.2 No Solicitation. The parties acknowledge that Broadcom and the Company have previously executed an exclusivity and confidentiality agreement dated September 29, 2000 (as amended, the "Exclusivity Agreement"), which Exclusivity Agreement shall continue in full force and effect in accordance with its terms. Without limiting the foregoing, until the earlier of the Closing Date and the date of termination of this Agreement pursuant to the provisions of
Section 9.1, the Company will not take (and since September 29, 2000 inclusive has not taken), nor will the Company permit (and since September 29, 2000 inclusive has not permitted) any of the Company's Representatives to (directly or indirectly), take any of the following actions with any Person other than Broadcom and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized),
(b) provide information with respect to the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) to any Person, other than Broadcom, relating to (or which the Company believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (c) agree to enter into a Contract with any Person, other than Broadcom, providing for, or approving a Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Broadcom, or (e) authorize or permit any of the Company's Representatives to take any such action. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. The Company shall be fully liable and responsible under the Exclusivity Agreement for any breach of the terms and conditions thereof by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives.

                                   ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 Information Statement; Permit Application.

                  (a) As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare, with the full cooperation of Broadcom, the Information Statement for the shareholders of the Company to approve the Asset Acquisition and this Agreement and the transactions contemplated hereby. Broadcom and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Broadcom and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Broadcom, and Broadcom will promptly advise the Company, in writing if at any time prior to the Closing either the Company or Broadcom, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the board of directors of the Company that the Company's shareholders approve the Asset Acquisition and this Agreement and the conclusion of the board of directors that the terms and conditions of the Asset Acquisition and this Agreement are advisable and fair and reasonable to, and in the best interests of, the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Broadcom or its affiliates or associates, the form and content of which information shall not have been approved by Broadcom prior to such inclusion.

                  (b) As soon as reasonably practicable after the execution of this Agreement, Broadcom shall prepare, with the cooperation of the Company, and file the Permit Application. Broadcom and the Company shall each use commercially reasonable efforts to cause the Permit Application to comply with the requirements of applicable federal and state laws. Each of Broadcom and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Permit Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and completion of the Permit Application. The Company will promptly advise Broadcom, and Broadcom will promptly advise the Company, in writing if at any time prior to the Closing Date either the Company or Broadcom, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Anything to the contrary contained herein notwithstanding, Broadcom shall not include in the Permit Application any information with respect to the Company or its affiliates or associates, the form and content of which information shall not have been approved by the Company prior to such inclusion.

                  (c) In the event that it is determined by Broadcom, following consultation with the Company, that the California Permit cannot be obtained, or cannot reasonably be expected to be obtained, in time to permit the Closing to occur on or before March 1, 2001, then Broadcom and the Company shall use commercially reasonable efforts to effect the issuance of the shares of Broadcom Common Stock to be issued pursuant to Article 1 in a private placement pursuant to Section 4(2) of the Securities Act on terms and conditions that are reasonably satisfactory to Broadcom. The parties hereto acknowledge and agree that in such event: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Broadcom shall be entitled to obtain from each shareholder of the Company a Shareholder Certificate in the form attached hereto as Exhibit E (or such other form as shall be reasonably satisfactory to Broadcom) (the "Shareholder Certificate") and that Broadcom will be relying upon the representations made by each shareholder of the Company in the applicable Shareholder Certificate in connection with the issuance of Broadcom Common Stock to such shareholder, (ii) by no later than 30 days following the Closing, Broadcom shall file a registration statement with respect to the shares of Broadcom Common Stock to be issued pursuant to Article 1, subject to terms, condition, limitations, blackout periods and postponement rights (as desired by Broadcom to accommodate other potential acquisitions and significant corporate developments) reasonably acceptable to the parties.

         6.2 Shareholder Approval. As soon as reasonably practicable following the execution and delivery of this Agreement, the Company shall give written notice of this Agreement and the proposed Asset Acquisition to all Company shareholders and shall use commercially reasonable efforts to take all other action necessary in accordance with Israel Law and its Memorandum of Association and Articles of Association to convene a meeting of the Company's shareholders or to secure the written consent of its shareholders. The Company shall submit this Agreement and the proposed Asset Acquisition to its shareholders for adoption whether or not the Company's board of directors determines at any time subsequent to declaring its advisability that this Agreement and the proposed Asset Acquisition are no longer advisable and recommends that its shareholders reject them. The Company shall consult with Broadcom regarding the date of the Company Shareholder Action and shall not postpone or adjourn (other than for the absence of a quorum) any meeting of the shareholders of the Company without the consent of Broadcom, which consent shall not be unreasonably withheld. The Company shall use all commercially reasonable efforts required to solicit and obtain from shareholders of the Company proxies or written consents in favor of this Agreement and the proposed Asset Acquisition and shall take all other action necessary or advisable to secure the vote or written consent of shareholders required to approve this Agreement and to effect the Asset Acquisition. The materials submitted to the shareholders of the Company in respect of the Asset Acquisition shall have been subject to prior review and comment by Broadcom and shall include (a) information regarding the Company, the terms of this Agreement and the proposed Asset Acquisition, (b) the unanimous recommendation of the board of directors of the Company that the Company's shareholders approve this Agreement and the proposed Asset Acquisition and the transactions contemplated hereby and approve and execute such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Broadcom Common Stock in the Asset Acquisition, (c) the conclusion of the board of directors of the Company that the terms and conditions of this Agreement and the proposed Asset Acquisition are advisable, fair and reasonable to, and in the best interests of, the Company's shareholders and (d) such other documents as may be required to satisfy the applicable requirements of the Securities Act in connection with the issuance and sale of Broadcom Common Stock in the Asset Acquisition.

         6.3 Access to Information. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement, upon reasonable notice the Company shall (a) give Broadcom and its officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and to all Books and Records of the Company, whether located on the premises of the Company or at another location; (b) permit Broadcom to make such inspections as they may require; (c) cause its officers to furnish Broadcom such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company as Broadcom from time to time may request, including financial statements and schedules; (d) allow Broadcom the opportunity to interview such employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with Broadcom in the development of integration plans for implementation by Broadcom following the Closing Date; provided, however, that no investigation pursuant to this
Section 6.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Broadcom pursuant to this
Section 6.3 may be used by Broadcom for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

         6.4 Confidentiality. The parties acknowledge that Broadcom and the Company have previously executed the Exclusivity Agreement, a Joint Non-Disclosure Agreement, dated December 15, 1999, and a Non-Disclosure Agreement, dated August 24, 2000, containing non-disclosure terms (collectively, the "Non-Disclsoure Agreements"). Such Non-Disclosure Agreements shall continue in full force and effect in accordance with their respective terms and without limiting the foregoing, the parties agree that (i) all information furnished to Broadcom and its officers, employees, accountants and counsel by the Company, and (ii) all information furnished to the Company by Broadcom and its officers, employees, accountants and counsel, in connection with the Transactions, shall be deemed covered by the Non-Disclosure Agreements, and Broadcom and the Company shall be fully liable and responsible under the Non-Disclosure Agreements for any breach of the terms and conditions thereof with respect to such information by their respective subsidiaries, officers, employees, accountants, counsel and other Representatives.

         6.5 Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Transactions including all Third Party Expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that the Third Party Expenses of the Company shall be assumed by Broadcom if, as and when the Asset Acquisition is consummated. Broadcom shall have the right to approve Third Party Expenses to be incurred by the Company between the date hereof and the Closing, including necessary fees and expenses of legal counsel, accountants, financial advisors, auditors and tax advisors, which approvals will not be unreasonably withheld, and the Company shall not pay any such Third Party Expenses that have not been so approved; provided, however, that all Third Party Expenses disclosed herein or in any written material provided to Broadcom prior to the date hereof shall be deemed to have been approved by Broadcom.

         6.6 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws) or, as to Broadcom, by the rules and regulations of the NASD, prior to the

Closing Date, no public disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Broadcom and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) each of Braodcom and the Company shall be permitted to disclose the existence of this Agreement in confidence to its customers, suppliers and sales representatives with whom it has non-disclosure agreements that apply to such disclosure (or the other party otherwise agrees to such non-disclosure) and for which there is a business reason for the disclosure.

         6.7 Approvals. The Company shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Transactions (all of which Approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of and benefits to the Company thereunder and Broadcom shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

         6.8 Notification of Certain Matters. The Company shall give prompt notice to Broadcom, and Broadcom shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Broadcom, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (b) any failure of the Company or Broadcom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         6.9 Company Affiliate Agreements. Section 6.9 of the Company Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment following consultation with legal counsel and accounting advisors, are or may be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act (the "Company Affiliates"). The Company shall provide Broadcom such information and documents as Broadcom shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Broadcom on or prior to the Closing from each of the Company Affiliates, an executed Company Affiliate Agreement. The Company agrees that if any Person would have been a Company Affiliate had such Person been an officer, director or shareholder of the Company as of the date of this Agreement, the Company shall cause such person to execute and deliver to the Company a Company Affiliate Agreement promptly upon such Person attaining such status.

         6.10 Additional Documents and Further Assurances; Cooperation. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Transactions; provided, however, that Broadcom shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 7 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

         6.11 Indemnification.

                  (a) Broadcom and the Company agree that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (each, a "Company Indemnified Party") as provided in its Articles of Association or indemnification agreements as in effect on the date of this Agreement shall continue in full force and effect for a period of six years from and after the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue to disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Articles of Incorporation or Bylaws or indemnification agreements of Broadcom or otherwise shall be made by independent counsel selected by Broadcom reasonably satisfactory to the Company Indemnified Party (whose fees and expenses shall be paid by Broadcom), which such determination shall be final and binding on the parties thereto. The Company hereby represents and warrants to Broadcom that no claim for indemnification has been made by any director or officer of the Company and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

                  (b) With respect to the Company Indemnified Parties, Broadcom shall (to the extent available on commercially reasonable terms) cause to be maintained in effect officers' and directors' liability insurance of at least the same coverage and amounts and for a period of time as currently maintained by the Company for such Company Indemnified Parties. Such coverage shall also cover acts and omissions occurring prior to the Closing Date to the extent that the Company's existing insurance is on a "claims made" basis.

         6.12 Form S-8. Broadcom shall file a registration statement with the SEC on Form S-8 for the shares of Broadcom Common Stock issuable with respect to assumed Company Options promptly after the Closing Date, and in any event within 30 days following the Closing Date, to the extent the shares of Broadcom Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

         6.13 Company's Auditors. The Company will use commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (a) the preparation of financial statements (including pro forma financial statements if required) as required by Broadcom to comply with applicable SEC regulations, (b) the review of any Company audit or review work papers, including the examination of selected interim financial statements and data, (c) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Broadcom or its accountants, and
(d) the securing of a binding fee commitment (on terms similar to those in place on the date of this Agreement) with respect to consents and comfort letters requested by Broadcom after the Closing.

         6.14 Evaluation of Purchased Assets. The Company shall prepare a report by its engineering staff that each item of equipment included in the Purchased Assets is in good operating condition and none of such equipment is in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         6.15 Information Technology Access. In furtherance of the Company's agreement in Section 6.3 and to facilitate prompt integration following the Closing of the Company's information technology ("IT") inventory (e.g., voice and data network services and software and hardware, licenses, financial/accounting software, IT budgets, etc.) with Broadcom's, the Company will provide Broadcom and its Representatives with access to the Company's IT inventory, as well as the Company's personnel responsible for such IT inventory. Because of the substantial lead time that may be required to order and install new software and hardware to integrate the Company's IT systems with Broadcom's, and the importance of a smooth integration of such IT systems promptly after the Closing, the Company agrees that Broadcom may order, either in Broadcom's name or, if required by the vendor, the Company's name, any new IT services, hardware and software that Broadcom believes will be needed at the Company's facilities in order to integrate Broadcom's and the Company's respective operations following the Closing. The Company will cooperate with Broadcom in the installation of such IT systems, hardware and software prior to and in anticipation of the Closing, including providing Broadcom with reasonable access to and use of the Company's appropriate personnel. If required by the vendor, at Broadcom's request, the Company will place IT systems, hardware and software orders in the Company's name. For clarity, it is the parties' intent not to connect any of the ordered services or systems prior to the Closing. Broadcom and the Company agree to cooperate with each other to minimize any potential disruption to the Company's business from the IT integration efforts; provided, however, that Broadcom will not have any liability to the Company for any such disruption or as may otherwise result from the IT integration efforts, except as may be directly caused by Broadcom's gross negligence or willful misconduct; and provided further that in no event will Broadcom have any liability to the Company for any indirect, incidental, consequential, special or speculative damages, including damages for loss of profits or use, business interruption or loss of goodwill, irrespective of whether such damages arise under contract, tort, statute or otherwise and whether or not the Company has given Broadcom advance notice of the possibility of such damages. If the Closing does not occur, other than because of the Company's breach of this Agreement, Broadcom will reimburse the Company for its reasonable and documented out-of-pocket costs incurred by it in connection with the ordering and installation of IT services, hardware and software. If Broadcom is so required to reimburse the Company, Broadcom will own any such hardware and software and will pay for its removal from Company premises. Broadcom and the Company will cooperate in the removal of any such hardware or software so as to minimize any disruption to the Company's business. In addition, if the Closing does not occur, the Company will cooperate with Broadcom in canceling any orders for IT services, hardware or software and will otherwise act to minimize the costs which might be incurred in connection with the IT integration efforts.

         6.16 Change of Structure. If, in order to better satisfy the parties' corporate, tax and accounting objectives, it is necessary to effect the Transactions contemplated hereby through a different structure (including a stock purchase or a reverse triangular or forward triangular merger) than the structure presently contemplated herein and provided that the alternative structure shall not materially affect the value or timing of the Transactions, the Company shall cooperate with Broadcom in effecting the alternative structure and will take all reasonably necessary action towards such end, including the execution of any amendments to this Agreement (provided that such amendments relate only to the alternative structure of the transaction and any related matters and do not include any other substantive changes not otherwise agreed between the parties).

         6.17 Intellectual Property. The Company shall give Broadcom prompt notice if any Person shall have (a) commenced, or shall have notified the Company that it intends to commence, an Action or Proceeding or (b) provided the Company with notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in any development tools (including standard cells) or design environments designed or modified by the Company infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property. The Company shall cooperate with Broadcom in making arrangements, prior to the Closing Date, satisfactory to Broadcom in its sole discretion to effect the assignment to Broadcom of all Company Intellectual Property created by the Company's founders, employees and consultants, including certain Company Intellectual Property created by the Company's founders prior to the Company's incorporation, and to obtain the cooperation of such Persons to complete all appropriate patent filings related thereto. The Company shall take commercially reasonable actions to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto, and to promptly respond and prepare to respond to all requests, related to the Company Registered Intellectual Property, received from Governmental or Regulatory Authorities. At the Closing, the Company will notify Broadcom of all material actions which must be taken within the one hundred eighty (180) days following the Closing Date and which are necessary to maintain, perfect, preserve or renew the Company Registered Intellectual Property, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates related thereto.

         6.18 Delivery of Share Transfer Register and Minute Book of the Company. The Company shall deliver its share transfer register and minute book to Broadcom at the Closing.

         6.19 Certain Actions Relating to the Holders of Warrants. The Company shall take all requisite commercially reasonable efforts (a) to cause all Company Warrants, other than the Special Warrants, that would otherwise be outstanding at or immediately prior to the Closing Date to be exercised in full, by means of a cash exercise (and not by means of net exercise), for Ordinary Shares prior to the Closing Date, and to cause the cash exercise price therefor to be paid to the Company and (b) to cause the holders of all such outstanding Company Warrants to execute and deliver to the Company waivers of notice with respect to the notice that would otherwise be applicable to the Asset Acquisition.

         6.20 Agreements to Revest Shares. The Company shall, prior to Closing, enter into a Stock Repurchase Agreement with each of the Founders.

         6.21 Assumption of Options. The parties will, as soon as practicable following the date of this Agreement, apply to the Israeli Income Tax Commissioner for a ruling that, with respect to optionholders who are residents of Israel, the assumption of Options by Broadcom pursuant to Section 1.7(a) is not a taxable event.

         6.22 Allocation of Aggregate Share Number. Prior to the Closing, the Aggregate Share Number shall be allocated among the Assets and Properties in the manner reasonably determined by Broadcom using the allocation methods and principles required by Section 1060 of the Internal Revenue Code. Broadcom shall notify the Company within sixty days after the Closing Date of the allocation of the Aggregate Share Number. Neither Broadcom nor the Company shall take any position inconsistent with the allocation of the Aggregate Share Number as determined in this section, and Broadcom and the Company agree that any and all Tax Returns filed with any taxing authority or other governmental entity shall be consistent with that allocation.

         6.23 Taxes.

                  (a) The Company shall pay all income, transfer, withholding and other Taxes due by it under any applicable law in connection with this Agreement and the transactions contemplated hereby other than any Taxes which Broadcom has withheld from the Aggregate Share Number pursuant to Section 6.23(b), which amount withheld shall be paid by Broadcom to the applicable Tax authority.

                  (b) The Company shall deliver to Broadcom a certificate from the Israeli Income Tax Commissioner evidencing an exemption from withholding of Taxes (the "Certificate of Exemption"), which shall be valid and in effect as of the Closing. In the event the Company fails to deliver the Certificate of Exemption to Broadcom, or if Broadcom is required by the pre-ruling or certificate from the Israeli Income Tax Commissioner delivered by the Company to Broadcom to withhold Taxes, then Broadcom will withhold and deduct from the Aggregate Share Number a number of shares of Broadcom Common Stock equal to all applicable Israeli deductions and withholding taxes.

                  (c) Other than as provided in Section 6.23(a), all Taxes that are the Company's responsibility hereunder shall be satisfied by the Company from the amounts otherwise distributable to the shareholders of the Company (and shall reduce such distributable amounts) or paid from the Trust to the extent contemplated by the ruling described in Section 7.2(e).

                                   ARTICLE 7
                         CONDITIONS TO THE TRANSACTIONS

         7.1 Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority (if any) necessary for consummation of the Transactions contemplated hereby shall have been timely obtained.

                  (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Transactions or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Transactions or which would permit consummation of the Transactions only if certain divestitures were made or if Broadcom were to agree to limitations on its business activities or operations.

                  (c) Shareholder Approval. This Agreement and the Asset Acquisition shall have been approved by the requisite votes of the Company's shareholders in accordance with Israeli Law.

                  (d) Legal Proceedings. No Governmental or Regulatory Authority shall have notified either party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the Transactions or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

         7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Transactions and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations and Warranties. The representations and warranties of Broadcom contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of Broadcom; provided, however, that, for purposes of determining the accuracy of such representations and warranties, all qualifications and exceptions referring to a "material adverse change in the Business or Condition of Broadcom" or a "material adverse effect on Broadcom" and other materiality qualifications and materiality exceptions contained in such representations and warranties shall be disregarded.

                  (b) Performance. Broadcom shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Broadcom at or before the Closing.

                  (c) Officers' Certificates. Broadcom shall have delivered to the Company a certificate, dated the Closing Date and executed by its President and Chief Executive Officer, substantially in the form set forth in Exhibit F hereto.

                  (d) Legal Opinion. The Company shall have received a legal opinion from Brobeck, Phleger & Harrison LLP, counsel to Broadcom, as to the matters set forth in Exhibit G hereto.

                  (e) Tax Ruling. The Company shall have obtained a tax ruling (the "Tax Ruling") from the Israeli Income Tax Commissioner which shall provide, among other things, for (i) the deferral of taxes until realization by the Trust (on behalf of the Company's shareholders) of the Broadcom Common Stock; and (ii) the exemption from Israeli tax of all Company shareholders following the payment of taxes by the Trust on behalf of the Company.

                  (f) Fairness Hearing and California Permit; Private Placement Alternative. The Trust shall have received the shares of the Broadcom Common Stock either (i) freely tradable (subject to Rule 145 of the Securities Act) upon the fairness hearing having been held by the Commissioner of Corporations of the State of California and the California Permit having been issued by the State of California, or (ii) if the issuance of the shares of Broadcom Common Stock pursuant to Article 1 is effected in a private placement pursuant to
Section 4(2) of the Securities Act, Broadcom shall have provided the Company with a draft of the Registration Statement on Form S-3 that is to be filed with the SEC within 30 days from the Closing Date in conformity with Section 6.1(c) and otherwise in form and substance reasonably satisfactory to the Company.

         7.3 Additional Conditions to the Obligations of Broadcom. The obligations of Broadcom to consummate the Transactions and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Broadcom:

                  (a) Representations and Warranties. The representations and warranties of each of the Company and the Selling Shareholders contained in this Agreement shall be accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be accurate as of such specified earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse change on the Business or Condition of the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (i) all qualifications and exceptions referring to a "material adverse change in the Business or Condition of the Company" and other materiality qualifications and exceptions contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement (other than to reflect actions taken by the Company which are not in violation of the covenants of this Agreement) shall be disregarded; and provided, further that neither of the following, in and of themselves, shall constitute a material adverse change:
(i) changes or effects which are primarily and directly caused by the execution, delivery or performance of the pre-closing covenants set forth in this Agreement, and (ii) any material adverse change resulting from changes in economic conditions in the economy generally (it being understood that in any controversy concerning the applicability of this provisio, the Company shall have the burden of proof with respect to the elements of the applicable clause).

                  (b) Performance. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date, and shall have performed and complied with in all respects the agreement and obligation set forth in Section 1.7(a)(ii)(B) of this Agreement.

                  (c) Officers' Certificates. The Company shall have delivered to Broadcom a certificate, dated the Closing Date and executed by the President and Chief Executive Officer of the Company, substantially in the form set forth in Exhibit H hereto.

                  (d) Third Party Consents. Broadcom shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed (or required to be listed) in Section 2.6 of the Company Disclosure Schedule (except for such consents, approvals and waivers the absence of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company), and that all such consents, approvals and waivers are in full force and effect.

                  (e) Fairness Hearing and California Permit; Private Placement Alternative. The fairness hearing shall have been held by the Commissioner of Corporations of the State of California and the California Permit shall have been issued by the State of California. In the alternative, each of the shareholders of the Company who is an "accredited investor" shall have delivered an executed copy of the Shareholder Certificate, and Broadcom shall be reasonably satisfied that the shares of Broadcom Common Stock to be issued in connection with the Transactions pursuant to Article 1 are issuable without registration pursuant to Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder.

                  (f) Legal Opinion. Broadcom shall have received a legal opinion from Naschitz, Brandes & Co., legal counsel to the Company, as to the matters set forth in Exhibit I hereto.

                  (g) Tax Ruling. The Israeli Income Tax Commissioner shall not impose any obligation on Broadcom (as the acquiror hereunder) in its Tax Ruling and shall have confirmed in writing that (i) Broadcom shall be exempt from any withholding taxes in connection with the purchase by Broadcom of the Company's Assets and Properties; and (ii) the assumption by Broadcom of the Company Options will not result in a taxable event with respect to any such Company Option which was subject to Section 3(i) of the Income Tax Ordinance immediately prior to the Closing. Each holder of Company Options shall have executed such consents and other documents as may be required by the Israeli Income Tax Commissioner in connection with the foregoing consents and/or approvals. In addition, Broadcom shall be reasonably satisfied that the holders of Ordinary Shares issued upon exercise of the Special Warrants shall not be liable for any Israeli taxes with respect to the Asset Acquisition or any dividend distribution made by the Company after the Asset Acquisition.

                  (h) Non-Competition Agreements. Each of the persons listed on
Schedule 7.3(h) shall have executed and delivered to Broadcom a Non-Competition Agreement and all of the Non-Competition Agreements shall be in full force and effect.

                  (i) Delivery of Agreements.

                           (i) Each Company Affiliate shall have executed and delivered to Broadcom a Company Affiliate Agreement, and no breach of any Company Affiliate Agreement shall have occurred or be continuing.

                           (ii) Each of the Major Shareholders shall have executed and delivered to Broadcom a Support Agreement, and no breach of any Support Agreement shall have occurred or be continuing.

                  (j) Employees. The employees of the Company set forth on
Schedule 7.3(j) shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate), following the Asset Acquisition or that they are not willing or do not intend to execute and deliver to Broadcom Broadcom's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect. At least ninety percent of the engineering and research and development employees of the Company (excluding the employees identified on Schedule 7.3(j)) employed as of the date of this Agreement shall continue to be employed by the Company at the Closing and shall not have given any notice or other indication that they are not willing or do not intend to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate) following the Asset Acquisition or to execute and deliver to Broadcom Broadcom's standard form of Confidentiality and Invention Assignment Agreement and associated schedules and statements without amendment or modification thereto in any substantive respect; provided, however, that Broadcom shall provide such employees with the employment terms, benefit plans, programs and arrangements, as are generally made available to employees of Broadcom of comparable level. If one or more Company employees cease to be employed by the Company as a result of death or bona fide permanent disability, the number of employees of the Company as of the date of this Agreement will be reduced correspondingly up to a maximum of two for purposes of making the necessary calculation.

                  (k) No Material Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since the date hereof; provided, however, that neither of the following, in and of themselves, shall constitute a material adverse change: (i) changes or effects which are primarily and directly caused by the execution, delivery or performance of the pre-closing covenants set forth in this Agreement, and (ii) any material adverse change resulting from changes in economic conditions in the economy generally (it being understood that in any controversy concerning the applicability of this proviso, the Company shall have the burden of proof with respect to the elements of the applicable clause).

                  (l) Company Intellectual Property. No Person shall have (i) commenced, or taken substantial steps to commence, an Action or Proceeding or
(ii) provided the Company with
notice, in either case which allege(s) that any of the Intellectual Property, including the Company Intellectual Property, presently embodied, or proposed to be embodied, in the Company's products or utilized in development tools (including standard cells) or design environments designed or modified by the Company infringes or otherwise violates the intellectual property rights of such Person, is available for licensing from a potential licensor providing the notice or otherwise alleges that the Company does not otherwise own or have the right to exploit such Intellectual Property, including the Company Intellectual Property, unless such Person shall have withdrawn such notice and abandoned any such Action or Proceeding prior to the time which otherwise would have been the Closing Date or such Intellectual Property is not material to the Company's business.

                  (m) Assignment of Intellectual Property. Arrangements satisfactory to Broadcom in its sole discretion shall have been made to effect the assignment to the Company of all Company Intellectual Property created by the Company's founders, employees and consultants, including certain Company Intellectual Property created by the Company's founders prior to the Company's incorporation, and to obtain the full cooperation of such Persons to complete and prosecute all appropriate U.S. and foreign patent filings related thereto.

                  (n) Certain Waivers and Actions. (i) Except for the Special Warrants, all outstanding Company Warrants that would otherwise be outstanding at or immediately prior to the Closing shall have been exercised in full, by means of a cash exercise (and not by net exercise), for Ordinary Shares prior to the Closing and the cash exercise price therefor shall have been received by the Company; and (ii) the holders of all outstanding Company Warrants (other than the Special Warrants) shall have executed and delivered to the Company waivers of notice with respect to the notice that would otherwise be applicable to the Asset Acquisition.

                  (o) Transfer Documents. Broadcom shall have received the required transfer and assignment documents, including (i) the Bill of Sale in the form attached hereto as Exhibit J executed by the Company and selling, delivering, transferring, conveying and assigning to Broadcom all right, title, and interest in and to the Purchased Assets, free and clear of any and all Liens.

                  (p) Exemption of Israel Securities Authority. Broadcom shall have received an exemption to its reasonable satisfaction from the Israel Securities Authority from any prospectus requirements in Israel with respect to the issuance of Broadcom Common Stock or options to acquire Broadcom Common Stock to the shareholders or security holders of the Company.

                                    ARTICLE 8
             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          AGREEMENTS; ESCROW PROVISIONS

         8.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Broadcom or the Company (whether or not exercised) to investigate the affairs of Broadcom or the Company (whether pursuant to Section 6.3 or otherwise), any information reviewed by Broadcom as described in
Section 4.8 or any waiver by Broadcom or the Company of any condition to Closing set forth in Article 7, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement. Except for (i) the covenant contained in
Section 6.11 (which shall survive for the period set forth therein) and (ii)
Article 8 (which shall survive until termination of the escrow created thereby and the satisfaction of any other obligations described therein), all of the representations, warranties, covenants and agreements of each of the Company, the Selling Shareholders and Broadcom contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Asset Acquisition and continue until the fifteen-month anniversary of the Closing Date (the "Expiration Date").

         8.2 Escrow Provisions.

                  (a) Establishment of the Escrow Fund. As soon as reasonably practicable after the Closing Date, the Escrow Amount, without any act of the Company, the Selling Shareholders, the Trustee or any of the shareholders, will be deposited with the Depositary Agent (plus a proportionate share of any additional shares of Broadcom Common Stock as may be issued upon any stock splits, stock dividends or recapitalizations effected by Broadcom following the Closing Date), such deposit to constitute the "Escrow Fund" to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate number of shares of Broadcom Common Stock which such holder would otherwise be entitled to receive in the Transactions. Notwithstanding the references in this Agreement to the "escrow" and the Escrow Fund, the parties acknowledge and agree that the Depositary Agent is acting as a depositary and not as an escrow agent pursuant to this Article 8.

                  (b) Recourse to the Escrow Fund. The Escrow Fund shall be available to compensate Broadcom and its officers, directors, employees, agents, Affiliates and Associates (collectively, the "Broadcom Indemnitees") for any and all Losses (whether or not involving a third party claim (a "Third Party Claim")), incurred or sustained by Broadcom or any other Broadcom Indemnitee as a result of any inaccuracy in or breach (or any claim by any third party alleging or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company or any of the Selling Shareholders contained herein or in the Ancillary Agreements or in any instrument delivered pursuant to this Agreement; provided, however, that, except in the case of claims for Losses resulting from a breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or the related sections of the Company Disclosure Schedule, Broadcom may not make any claims against the Escrow Fund unless the aggregate Losses incurred or sustained exceed $1,000,000 (at which such time claims may be made for all Losses incurred or sustained). The dollar threshold set forth in the immediately preceding proviso shall not apply to Losses resulting from any breach, violation or inaccuracy in or omission from any of the representations and warranties of the Company set forth in Section 2.3 or the related sections of the Company Disclosure Schedule, which shall be recoverable without respect to any threshold amount. Broadcom and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the aggregate consideration to be paid to the Company. Neither the Company nor the shareholders of the Company, nor the Selling Shareholders shall have any liability under this Agreement of any sort whatsoever in excess of the Escrow Fund, except in the event of fraud or willful misconduct (i.e., an intentional breach of a representation, warranty, covenant or agreement, but excluding a negligent or reckless breach) by the Company or any of the Selling Shareholders of any of their respective representations, warranties, agreements or covenants contained in this Agreement, the Ancillary Agreements or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith. In the event of such a fraudulent breach, Broadcom shall have all remedies available at law or in equity (including for tort) with respect to such breach; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, in no event shall any shareholder of the Company have any liability in excess of the net consideration (after Israeli tax) received by such shareholder in the Transactions.

                  (c) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate at 5:00 p.m., Pacific Time, on the Expiration Date (the period of time from the Closing Date through and including the Expiration Date is referred to herein as the "Escrow Period") and upon the Expiration Date all shares of Broadcom Common Stock remaining in the Escrow Fund shall be distributed to the Selling Shareholders or the Trust, as applicable (in the case of the Trust, if the Trust is not in existence at such time, to the Shareholder Agent, in each case on behalf of the shareholders); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Broadcom, subject to the objection of the Shareholder Agent and the subsequent arbitration of the matter in the manner as provided in Section 8.2(g), to satisfy any unsatisfied claims under this
Section 8.2 concerning facts and circumstances existing prior to the termination of such Escrow Period which claims are specified in any certificate signed by any officer of Broadcom (an "Officer's Certificate") delivered to the Depositary Agent prior to termination of such Escrow Period. As soon as all such claims, if any, have been resolved, the Depositary Agent shall deliver to the Trustee the remaining portion of the Escrow Fund not required to satisfy such claims. Broadcom shall use its commercially reasonable efforts to have such remaining portion of the Escrow Fund delivered within five Business Days after such resolution.

                  (d) Protection of Escrow Fund.

                           (i) The Depositary Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Broadcom and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           (ii) Any shares of Broadcom Common Stock or other Equity Equivalents securities issued or distributed by Broadcom ("New Shares") in respect of Broadcom Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund. New Shares issued in respect of shares of Broadcom Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the Trustee on behalf of the shareholders. Cash dividends on Broadcom Common Stock shall not be added to the Escrow Fund but shall be distributed to the Trustee on behalf of the shareholders who are record holders on the record date set for any such dividend.

                           (iii) Each shareholder shall have voting rights with respect to the shares of Broadcom Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Broadcom Common Stock).

                  (e) Claims Upon Escrow Fund.

                           (i) Upon receipt by the Depositary Agent at any time on or before the last day of the Escrow Period of an Officer's
         Certificate: (A) stating that Broadcom or another Broadcom Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, directly or indirectly, as a result of any inaccuracy or breach (or any claim by any third party alleging, constituting or involving an inaccuracy or breach) of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any of the Ancillary Agreements or in any instrument or agreement delivered pursuant to this Agreement, and
         (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, agreement or covenant to which such item is related, the Depositary Agent shall, subject to the provisions of Section 8.2(f), deliver to Broadcom out of the Escrow Fund, as promptly as practicable, such portion of the Escrow Amount equal to such Losses. Where the basis for a claim upon the Escrow Fund by Broadcom is that Broadcom reasonably anticipates that it will pay or accrue a Loss, no payment will be made from the Escrow Fund for such Loss unless and until such Loss is actually paid or accrued.

                           (ii) For the purposes of determining the number of shares of Broadcom Common Stock to be delivered to Broadcom out of the Escrow Fund pursuant to Section 8.2(e)(i), the shares of Broadcom Common Stock shall be valued at the Closing Price.

                  (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of thirty days after such delivery, the Depositary Agent shall make no delivery to Broadcom of any Escrow Amounts pursuant to Section 8.2(e) unless the Depositary Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty day period, the Depositary Agent shall make delivery of shares of Broadcom Common Stock from the Escrow Fund in accordance with Section 8.2(e), provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty day period.

                  (g) Resolution of Conflicts; Arbitration.

                           (i) In case the Shareholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Broadcom shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Broadcom should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute shares of Broadcom Common Stock from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such agreement can be reached after good faith negotiation, either Broadcom or the Shareholder Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three arbitrators, one selected by Broadcom and one selected by the Shareholder Agent, and the two arbitrators selected by Broadcom and the Shareholder Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall Rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f), the Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                           (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Each party hereby agrees that international commercial arbitration under the United Nations Commission on International Trade Law (UNCITRAL) rules, in the English language, shall be the sole and exclusive forum for such arbitration and that such proceeding shall be held in the London Court of International Arbitration. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Broadcom shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Broadcom less than the sum of one-half of the disputed amount of any Losses plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  (h) Shareholder Agent of the Shareholders; Power of Attorney.

                           (i) In the event that the Asset Acquisition is approved by the shareholders of the Company, effective upon such vote, and without further act of any shareholder, Ezra Morad shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each shareholder of the Company, for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Broadcom of shares of Broadcom Common Stock from the Escrow Fund in satisfaction of claims by Broadcom, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty days prior written notice to Broadcom; provided, however, that the Shareholder Agent may not be removed unless holders of a two-thirds interest in the Escrow Fund agree to such removal and to the identity of the substituted shareholder agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the shareholders of the Company.

                           (ii) The Shareholder Agent shall not incur any liability with respect to any action taken or suffered by him or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholder Agent may, in all questions arising hereunder, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Shareholder Agent based on such advice, the Shareholder Agent shall not be liable to anyone. The Shareholder Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Shareholder Agent.

                           (iii) The Shareholder Agent shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholder Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree in writing to treat such information confidentially).

                  (i) Actions of the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Depositary Agent and Broadcom may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such shareholder of the Company. The Depositary Agent and Broadcom are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

                  (j) Third-Party Claims. In the event Broadcom becomes aware of a Third Party Claim which Broadcom reasonably expects may result in a demand against the Escrow Fund, Broadcom shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the shareholders of the Company shall be entitled, at their expense, to participate in any defense of such claim. Broadcom shall have the right in its sole discretion to settle any Third Party Claim; provided, however, that if Broadcom settles any Third Party Claim without the Shareholder Agent's consent (which consent shall not be unreasonably withheld or delayed), Broadcom may not make a claim against the Escrow Fund with respect to the amount of Losses incurred by Broadcom in such settlement. In the event that the Shareholder Agent has consented to any such settlement, the Shareholder Agent shall have no power or authority to object under any provision of this Article 8 to the amount of any claim by Broadcom against the Escrow Fund with respect to the amount of Losses incurred by Broadcom in such settlement.

                  (k) Depositary Agent's Duties.

                           (i) The Depositary Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Depositary Agent may receive after the date of this Agreement which are signed by an officer of Broadcom and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Depositary Agent shall not be liable for any act done or omitted hereunder as Depositary Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           (ii) The Depositary Agent is hereby expressly authorized to comply with and obey Orders of any court of law or Governmental or Regulatory Authority, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Depositary Agent obeys or complies with any such Order, the Depositary Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such Order being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction or proper authority.

                           (iii) The Depositary Agent shall not be liable in any respect on account of (A) the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder; or (B) the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Depositary Agent.

                           (iv) In performing any duties under the Agreement, the Depositary Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Depositary Agent. The Depositary

         Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Depositary Agent shall in good faith believe to be genuine, nor will the Depositary Agent be liable or responsible for forgeries, fraud, impersonations or determining the scope of any representative authority. In addition, the Depositary Agent may consult with legal counsel in connection with the Depositary Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him, her or it in good faith in accordance with the advice of counsel. The Depositary Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (v) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Depositary Agent will not be required to determine the controversy or to take any action regarding it. The Depositary Agent may hold all documents and shares of Broadcom Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Depositary Agent's discretion, the Depositary Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Depositary Agent will not be liable for any damages. Furthermore, the Depositary Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Depositary Agent is authorized to deposit with the clerk of the court all documents and shares of Broadcom Common Stock held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Depositary Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Depositary Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vi) Broadcom and its successors and assigns agrees to indemnify and hold the Depositary Agent harmless against any and all Losses incurred by the Depositary Agent in connection with the performance of the Depositary Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (vii) The Depositary Agent may resign at any time upon giving at least thirty days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor depositary agent which shall be accomplished as follows: the parties shall use their reasonable best efforts to mutually agree on a successor depositary agent within thirty days after receiving such notice. If the parties fail to agree upon a successor depositary agent within such time, the Depositary Agent shall have the right to appoint a successor depositary agent authorized to do business in the State of California. The successor depositary agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor depositary agent as if originally named as Depositary Agent. The Depositary Agent shall be discharged from any further duties and liability under this Agreement.

                  (l) Fees. All fees of the Depositary Agent for performance of its duties hereunder shall be paid by Broadcom. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Depositary Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Depositary Agent is made a party to, or intervenes in, any Action or Proceeding pertaining to this escrow or its subject matter, the Depositary Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or Action or Proceeding. Broadcom agrees to pay these sums upon demand.

                                   ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. Except as provided in Section 9.2, this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing
Date:

                  (a) by mutual agreement of the Company and Broadcom;

                  (b) by Broadcom or the Company if: (i) the Closing Date has not occurred before 5:00 p.m. (Pacific Time) on March 1, 2001 (provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Transactions; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Transactions by any Governmental or Regulatory Authority that would make consummation of the Transactions illegal;

                  (c) by Broadcom if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Transactions, by any Governmental or Regulatory Authority, which would: (i) prohibit Broadcom's ownership or operation of all or any portion of the Business of the Company or (ii) compel Broadcom to dispose of or hold separate all or any portion of the Assets and Properties of the Company as a result of the Transactions;

                  (d) by Broadcom if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach any of the conditions set forth in Section 7.1 or Section 7.3, as the case may be, would not be satisfied prior to the Closing Date;

                  (e) by the Company if it is not in material breach of its representations, warranties, covenants and agreements under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of

Broadcom and (i) Broadcom is not using its reasonable efforts to cure such breach, or has not cured such breach within thirty days, after notice of such breach to Broadcom (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach any of the conditions set forth in Section 7.1 or Section 7.2, as the case may be, would not be satisfied as of the Closing Date;

                  (f) by Broadcom, if the Transactions shall not have been approved by the requisite votes or consents, as applicable, of the Company's stockholders in accordance with Israeli Law at any meeting (or any adjournment thereof) convened for the purpose of taking a vote with respect to the Transactions or, in any solicitation of shareholder written consents with respect to the Transactions, within twenty days after the record date established for determining the Company shareholders entitled to consent;

                  (g) by Broadcom, if any of the individuals listed on Schedule 7.3(j) cease to be employed by the Company, provided, however, that Broadcom may exercise this termination right with respect to a particular individual named in
Schedule 7.3(j) only if Broadcom gives the Company written notice of termination of the Agreement within thirty days after receipt of written notice from the Company that such individual has ceased to be employed by the Company; or

                  (h) by Broadcom, if, at any time, less than ninety percent of the Company's engineering and research and development employees of the Company employed as of the date of this Agreement (exclusive of those listed on Schedule 7.3(j)) shall cease to be employed by the Company at the Closing or if more than ten percent of such employees shall have given any notice or other indication that they are not willing to be employed by Broadcom or a Subsidiary of Broadcom (as Broadcom shall designate) following the Transactions (it being understood that if one or more Company employees cease to be employed by the Company as a result of death or bona fide permanent disability, the number of employees of the Company as of the date of this Agreement will be reduced correspondingly up to a maximum of two for purposes of making the necessary calculation).

         9.2 Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Broadcom or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.5, 6.6 and 9.2, Article 10 (exclusive of Section 10.3) and the applicable definitions set forth in Article 11 shall remain in full force and effect and survive any termination of this Agreement.

         9.3 Amendment. Except as is otherwise required by applicable law, after the shareholders of the Company approve the Transactions and this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, that the consent of the Shareholder Agent and the Depositary Agent shall not be required in connection with any amendment to this Agreement that does not affect the rights and obligations of the Shareholder Agent or the Depositary Agent, as applicable.

         9.4 Extension; Waiver. At any time prior to the Closing Date, Broadcom and the Company may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         10.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or sent by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Broadcom to:

                           Broadcom Corporation
                           16215 Alton Parkway
                           Irvine, California 92619-7013
                           Facsimile No.:  (949) 450-8715
                           Attn:  President and Chief Executive Officer

                           and

                           Broadcom Corporation
                           16215 Alton Parkway
                           Irvine, California 92619-7013
                           Facsimile No.:  (949) 450-8715
                           Attn:  General Counsel

                  with a copy (which shall not constitute notice) to:

                           Brobeck, Phleger & Harrison LLP
                           550 South Hope Street
                           Los Angeles, CA  90071
                           Facsimile No.:  (213) 745-3345
                           Attn:  Richard S Chernicoff

                  and (which shall not constitute notice) to:

                           Yigal Arnon & Co.
                           1 Azrieli Center
                           Tel Aviv 67021 Israel
                           Facsimile No. (972-3) 608-7714
                           Attn: Barak S. Platt

                  If to the Company to:

                           VisionTech, Ltd.
                           2 Maskit Street
                           POB 4042
                           Herzliya, Israel  46140
                           Facsimile No.:  (972-9) 951-2878
                           Attn:  President and Chief Executive Officer

                  with a copy (which shall not constitute notice) to:

                           Naschitz, Brandes & Co.
                           5 Tuval Street
                           Tel Aviv, Israel  67897
                           Facsimile No.:  (972-3) 623-5000
                           Attn:  Sharon Amir

                  If to the Selling Shareholders to:

                           c/o Vertex Management
                           1 Hashikma Street
                           Savyon, Israel
                           Tel:  (972-3) 535-7621
                           Facsimile No.  (972-3) 535-7622
                           Attn:  Yoram Oron

                  If to the Depositary Agent:

                           U.S. Stock Transfer Corporation
                           1745 Gardena Avenue
                           Glendale, California  91204-2991
                           Facsimile No.:  (818) 502-0674
                           Attn: Richard C. Brown, Vice President

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 10.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         10.2 Entire Agreement. This Agreement and the Exhibits and Schedules hereto, including the Company Disclosure Schedule and the Broadcom Disclosure Schedule, constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Exclusivity Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

         10.3 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Transactions to be satisfied.

         10.4 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         10.5 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Section 6.11 or Article 8.

         10.6 No Assignment; Binding Effect. Subject to Section 1.2, neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         10.7 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this

Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         10.9 Governing Law. This Agreement, any other acquisition agreements, the Ancillary Agreements and any other closing documents shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or Rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each party hereby agrees that international commercial arbitration under the United Nations Commission on International Trade Law (UNCITRAL) rules, in the English language, shall be the sole and exclusive forum for the institution and resolution of any action or proceeding of any kind or nature with respect to or arising out of this Agreement, any other acquisition agreements, the Ancillary Agreements and any other closing documents brought by any party hereto and that such proceeding shall be held post-Closing in the London Court of International Arbitration and pre-Closing: in Tel Aviv, Israel (if brought by Broadcom) and in Irvine, California (if brought by the Company). In any proceeding brought to enforce this Agreement, any other acquisition agreements, the Ancillary Agreements or any other closing documents, the substantially prevailing party as determined by the arbitrator will be entitled to recover its reasonable attorneys' fees and costs, including fees on any appeal, and neither party shall be entitled to any trial by jury.

         10.10 Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the Rule of contra proferentem.

         10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The Depositary Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

         10.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                   ARTICLE 11
                                   DEFINITIONS

         11.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

                  "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Regulatory Authority.

                  "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent or more of any class of equity securities of that Person or any of its Affiliates or (ii) ten percent or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

                  "Aggregate Common Number" means the aggregate number of Ordinary Shares outstanding immediately prior to the Closing (including all Ordinary Shares issued or issuable upon exercise, conversion or exchange in full of all unvested and vested Company Options and Company Warrants which are not exercised, converted, exchanged or expired as of the Closing).

                  "Aggregate Net Exercise Amount" means that number of shares, if any, of Broadcom Common Stock equal to (a) the aggregate exercise price of all Company Warrants exercised after September 29, 2000 through (and including) the Closing Date pursuant to the net exercise provisions of such Company Warrants, divided by (b) the Closing Price.

                  "Aggregate Share Number" means 8,009,141 shares of Broadcom Common Stock, less the Aggregate Net Exercise Amount, if any, and subject to adjustment pursuant to Section 1.9.

                  "Agreement" means this Asset Purchase Agreement, including (unless the context otherwise requires) the Exhibits and the Disclosure Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Ancillary Agreements" has the meaning ascribed to it in
Section 1.7.

                  "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Audited Financial Statement Date" means December 31, 1999.

                  "Audited Financial Statements" means the audited consolidated balance sheets of the Company as of each of the fiscal years ended December 31, 1996 through December 31, 1999, respectively, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto and the unqualified report of the Company's independent accountants with respect thereto.

                  "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, share certificates and books, share transfer register, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

                  "Broadcom" has the meaning ascribed to it in the forepart of this Agreement.

                  "Broadcom Common Stock" has the meaning ascribed to it in Recital D to this Agreement.

                  "Broadcom Disclosure Schedule" has the meaning ascribed to it in the forepart of Article 4.

                  "Broadcom Financial Statements" has the meaning ascribed to it in Section 4.4.

                  "Broadcom Indemnitees" has the meaning ascribed to it in
Section 8.2(b).

                  "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (c) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

                  "Business or Condition of Broadcom" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of Broadcom and its Subsidiaries, considered in the aggregate.

                  "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company.

                  "California Code" means the California Corporations Code and all amendments and additions thereto.

                  "California Permit" has the meaning ascribed to it in Section 1.10.

                  "Closing" means the closing of the Transactions contemplated by Section 1.4.

                  "Closing Date" has the meaning ascribed to it in Section 1.4.

                  "Closing Price" means the average closing sales price of Broadcom Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty consecutive market trading days commencing on the thirty second market trading day prior to the Closing Date and ending on (inclusive) the third market trading day prior to the Closing Date.

                  "Common Stock Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate Share Number by (b) the Aggregate Common Number.

                  "Company" has the meaning ascribed to it in the forepart of this Agreement.

                  "Company Affiliates" has the meaning ascribed to it in Section 6.9.

                  "Company Affiliate Agreement" has the meaning ascribed to it in Recital E to this Agreement.

                  "Company Disclosure Schedule" means the schedules delivered to Broadcom by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Company in Article 2 or otherwise.

                  "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

                  "Company Indemnified Party" has the meaning ascribed to it in
Section 6.11.

                  "Company Intellectual Property" shall mean any Intellectual Property that (a) is owned by; (b) is licensed to; (c) was developed or created by or for the Company; or (d) is used in or necessary for the conduct of the business of the Company as presently or heretofore conducted or as proposed to be conducted in the Company's Operating Plan, including any Intellectual Property created by any of the Company's founders (including any Intellectual Property created by any of the Company's founders prior to the creation of the Company), employees, independent contractors or consultants for or on behalf of the Company.

                  "Company Special Warrants" means any Company Warrant identified on Section 2.3(c) of the Company Disclosure Schedule and which shall be assumed by Broadcom.

                  "Company Option(s)" means any Option to purchase Ordinary Shares, excluding the Company Warrants.

                  "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by, the Company.

                  "Company Shareholder Action" has the meaning ascribed to it in
Section 2.33.

                  "Company Warrants" means any and all warrants to purchase Ordinary Shares, including the warrants listed in Section 2.3(c) of the Company Disclosure Schedule.

                  "Competing Proposed Transaction" has the meaning ascribed to it in Section 5.2.

                  "Contract" means any contract, agreement or other business arrangement (whether oral or written) in effect, including:

                           (i) any distributor, sales, advertising, agency or manufacturer's representative contract;

                           (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than fifty thousand dollars ($50,000) over the life of the contract;

                           (iii) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                           (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

                           (v) any contract for capital expenditures in excess of fifty thousand dollars ($50,000) in the aggregate;

                           (vi) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                           (vii) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                           (viii) any contract with any person with whom the Company does not deal at arm's-length;

                           (ix) any contract that is not terminable by the Company upon thirty days (or less) notice by the Company without penalty or obligation to make payments based on such termination; or

                           (x) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

                  "Depositary Agent" means U.S. Stock Transfer Corporation (or other institution acceptable to Broadcom and the Company).

                  "Disclosure Schedules" means the Company Disclosure Schedule and the Broadcom Disclosure Schedule.

                  "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

                  "Environmental Clean-up Site" means any location which is listed or proposed for listing on any applicable list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

                  "Environmental Law" means any applicable environmental, health and safety or other Law relating to of Hazardous Materials.

                  "Equity Equivalents" means securities (including Options to purchase any Ordinary Shares) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock, ordinary shares or other securities at the election of the holder thereof.

                  "Escrow Amount" means 4,486 shares of Broadcom Common Stock applicable to the Selling Shareholders plus 141,511 shares of Broadcom Common Stock applicable to the shareholders of the Company plus an amount equal to 10% of the outstanding 790,025 Company Options, when as and if such Company Options are exercised (in each case, subject to adjustment pursuant to Section 1.9). The shares deposited with the Depositary Agent shall, to the extent possible, be shares that are not subject to any repurchase rights.

                  "Escrow Fund" has the meaning ascribed to it in Section
8.2(a).

                  "Escrow Period" has the meaning ascribed to it in Section 8.2(c).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  "Exchange Ratio" means 1.72574, subject to adjustment pursuant to Section 1.9.

                  "Exclusivity Agreement" has the meaning ascribed to it in
Section 5.2.

                  "Expiration Date" has the meaning ascribed to it in Section
8.1.

                  "Fairness Hearing" has the meaning ascribed to it in Section 1.10.

                  "Financial Statement Date" means December 31, 1999.

                  "Founder" has the meaning ascribed to it in Section 1.12.

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "Good Faith Consultation" means consultation with a Person's independent accountants following disclosure in good faith to such accountants of all facts requested by such accountants or which the specified Person otherwise had reason to believe would be relevant to such accountants' assessment.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, Israel, any other country or any domestic or foreign state, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

                  "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any applicable Governmental or Regulatory Authority or which could constitute a nuisance.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Income Tax" means (a) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. ss.1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

                  "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

                  "Information Statement" has the meaning ascribed to it in
Section 2.33.

                  "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

                  "Interim Financial Statements" means the unaudited balance sheet of the Company as of September 30, 2000, and the related unaudited statement of operations and statement of cash flows for the nine- month period ended on such date.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

                  "IRS" means the United States Internal Revenue Service or any successor entity.

                  "Israeli GAAP" means generally accepted accounting principles in Israel, as in effect from time to time.

                  "IT" has the meaning ascribed to it in Section 6.15.

                  "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Lease Documents" has the meaning ascribed to it in Section 2.15(d).

                  "Leased Real Property(ies)" has the meaning ascribed to it in
Section 2.15(a).

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

                  "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including any covenants not to sue with respect to any Intellectual Property).

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (a) the investigation or defense of any Third Party Claims or (b) asserting or disputing any rights under this Agreement against any party hereto or otherwise), net of any insurance proceeds actually received (without any adverse effect on the premiums paid for such insurance) or proceeds received by virtue of third party indemnification.

                  "Made-in-America Requirements" has the meaning ascribed to it in Section 2.17(h).

                  "Major Shareholders" has the meaning ascribed to it in Section 2.31(e).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "New Shares" has the meaning ascribed to it in Section 8.2(d)(ii).

                  "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

                  "Non-Competition Agreement" has the meaning ascribed to it in Recital F to this Agreement.

                  "Officer's Certificate" has the meaning ascribed to it in
Section 8.2(c).

                  "Operating Plan" has the meaning ascribed to it in Section 2.30(b).

                  "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Ordinary Shares" has the meaning ascribed to it in Section 2.3(a).

                  "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

                  "Permit" means any license, permit, franchise or authorization.

                  "Permit Application" has the meaning ascribed to it in Section 2.33.

                  "Permitted Grants" means (a) grants of Company Options in the ordinary course of business, consistent in amount and terms with the Company's past practice, to (i) existing Company employees and (ii) Company employees hired by the Company after the date of this Agreement, and (b) grants of Company Options between September 29, 2000 and the date of this Agreement to existing and new Company employees in the amounts set forth in Schedule 11.1. For purposes of this definition, (x) a Company employee will be deemed to be an "existing Company employee" if such employee was actually employed by the Company on September 29, 2000 and (y) a Company employee will be deemed to be a "new employee" if such person was hired by the Company after such date.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Plan" means (a) each of the employee benefit plans of which any of the Company, any Company Subsidiary, or any member of the same controlled group of businesses as the Company is or ever was a sponsor or participating employer or as to which the Company or any of its Affiliates makes contributions or is required to make contributions, and (b) any similar employment, severance or other arrangement or policy of any of the Company or any of its Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

                  "PTO" means the United States Patent and Trademark Office.

                  "Purchased Assets" has the meaning ascribed to in Section 1.1(b).

                  "Registered Intellectual Property" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (c) registered copyrights and applications for copyright registration; (d) any mask work registrations and applications to register mask works; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

                  "Relevant Group" has the meaning ascribed to it in Section 2.11(a).

                  "Representatives" has the meaning ascribed to it in Section 2.34.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

                  "Securities Act" has the meaning ascribed to it in Section
1.10.

                  "Selling Shareholder" has the meaning ascribed to it in the forepart of this Agreement.

                  "Selling Shareholder Disclosure Schedule" means the schedules delivered to Broadcom by or on behalf of the Selling Shareholder, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by the Selling Shareholder in Article 3 or otherwise.

                  "Selling Shareholder Equity" has the meaning ascribed to it in Recital B.

                  "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

                  "Shareholder Agent" has the meaning ascribed to it in Section 8.2(h).

                  "Shareholder Certificate" has the meaning ascribed to it in
Section 6.1(c)

                  "Stock Repurchase Agreement" has the meaning ascribed to it in
Section 1.12.

                  "Subsidiary" means any Person in which the Company or Broadcom, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

                  "Support Agreements" have the meaning ascribed to it in Recital E.

                  "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

                  "Tax Ruling" has the meaning ascribed to it in Section 7.2(e).

                  "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

                  "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "Third Party Claim" has the meaning ascribed to it in Section 8.2(b).

                  "Third Party Expenses" has the meaning ascribed to it in
Section 2.26.

                  "Trust" has the meaning ascribed to it in Recital H.

                  "Trustee" has the meaning ascribed to it in 1.5(b).

                  "Warranty Obligations" has the meaning ascribed to it in
Section 2.28(a).

         11.2 Construction.

                  (a) Unless the context of this Agreement otherwise requires,
(i) words of any gender include each other gender and the neuter, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under the applicable GAAP. When used herein, the terms "party" or "parties" refer to Broadcom, on the one hand, and the Company, on the other, and the terms "third party" or "third parties" refers to Persons other than Broadcom or the Company.

                  (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the shareholders owning more than ten percent of the equity interests, by vote or value, of such Person.

         IN WITNESS WHEREOF, Broadcom, the Company, the Selling Shareholders, and with respect to Article 8 and Article 10 only, Ezra Morad, as Shareholder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent, have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

VISIONTECH, LTD                           BROADCOM CORPORATION


By: /s/ AMIR MORAD                        By: /s/ HENRY T. NICHOLAS
    -----------------------------------       ----------------------------------
    Amir Morad                                Henry T. Nicholas, III, Ph.D.
    President and Chief Executive             President and Chief Executive
    Officer                                   Officer



U.S. STOCK TRANSFER CORPORATION,          SHAREHOLDER AGENT
AS DEPOSITARY AGENT


By: /s/ RICHARD C. BROWN                  By: /s/ EZRA MORAD
    -----------------------------------       ----------------------------------
    Richard C. Brown                          Ezra Morad
    Vice President





VERTEX MANAGEMENT LTD.
For the Entities Comprising the Vertex Venture Fund


By: /s/ YORAM ORON
    -----------------------------------
    Name: Yoram Oron
    Title: Director

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                             BROADCOM CORPORATION,
                                VISIONTECH, LTD.
                                      AND
                       THE OTHER PARTIES SIGNATORY HERETO

                                  DATED AS OF
                               NOVEMBER 23, 2000


EXHIBIT A          Form of Support Agreement
EXHIBIT B          Form of Company Affiliate Agreement
EXHIBIT C          Form of Non-Competition Agreement
EXHIBIT D          Form of Stock Repurchase Agreement
EXHIBIT E          Form of Shareholder Certificate
EXHIBIT F          Broadcom's Officers' Certificate
EXHIBIT G          BPH Legal Opinion
EXHIBIT H          The Company's Officers' Certificate
EXHIBIT I          NB Legal Opinion
EXHIBIT J          Bill of Sale

SCHEDULE 1.1       Liabilities Not Assumed
SCHEDULE 7.3(h)    Persons Entering into Non-Competition Agreements
SCHEDULE 7.3(j)    Employees Remaining with the Company
SCHEDULE 11.1      Permitted Option Grants to New and Existing Employees


Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.